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                        FINANCIAL ASSET SECURITIES CORP.,
                                    Depositor


                        SELECT PORTFOLIO SERVICING, INC.
                                    Servicer


                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 2005




                          ____________________________

                        Soundview Home Loan Trust 2005-1

                    Asset-Backed Certificates, Series 2005-1


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                                TABLE OF CONTENTS


                                                                                                     Page


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01    Defined Terms...........................................................................7
SECTION 1.02    Accounting.............................................................................58
SECTION 1.03    Allocation of Certain Interest Shortfalls..............................................58


                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01    Conveyance of Mortgage Loans...........................................................60
SECTION 2.02    Acceptance by Trustee..................................................................63
SECTION 2.03    Repurchase or Substitution of Mortgage Loans by the Originator.........................65
SECTION 2.04    Intentionally Omitted..................................................................69
SECTION 2.05    Representations, Warranties and Covenants of the Servicer..............................69
SECTION 2.06    Representations and Warranties of the Depositor........................................71
SECTION 2.07    Issuance of Certificates...............................................................72
SECTION 2.08    [Reserved].............................................................................72
SECTION 2.09    Acceptance of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 by the Trustee;
                Conveyance of REMIC 1 Regular Interests,  Class C Interest and Class
                P Interest; Issuance of Certificates...................................................75


                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01    Servicer to Act as Servicer............................................................79
SECTION 3.02    Sub-Servicing Agreements Between Servicer and Sub-Servicers............................81
SECTION 3.03    Successor Sub-Servicers................................................................82
SECTION 3.04    Liability of the Servicer..............................................................83
SECTION 3.05    No Contractual Relationship Between Sub-Servicers and the
                Trustee or Certificateholders..........................................................83
SECTION 3.06    Assumption or Termination of Sub-Servicing Agreements by Trustee.......................83
SECTION 3.07    Collection of Certain Mortgage Loan Payments...........................................84
SECTION 3.08    Sub-Servicing Accounts.................................................................85
SECTION 3.09    Collection of Taxes, Assessments and Similar Items; Escrow Accounts....................85
SECTION 3.10    Collection Account and Distribution Account............................................86
SECTION 3.11    Withdrawals from the Collection Account and Distribution Account.......................88
SECTION 3.12    Investment of Funds in the Collection Account and the Distribution Account.............90
SECTION 3.13    [Reserved].............................................................................92
SECTION 3.14    Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.........92
SECTION 3.15    Enforcement of Due-On-Sale Clauses; Assumption Agreements..............................93

SECTION 3.16    Realization Upon Defaulted Mortgage Loans..............................................94
SECTION 3.17    Trustee to Cooperate; Release of Mortgage Files........................................96
SECTION 3.18    Servicing Compensation.................................................................98
SECTION 3.19    Reports to the Trustee; Collection Account Statements..................................98
SECTION 3.20    Statement as to Compliance.............................................................98
SECTION 3.21    Independent Public Accountants' Servicing Report.......................................99
SECTION 3.22    Access to Certain Documentation; Filing of Reports by Trustee..........................99
SECTION 3.23    Title, Management and Disposition of REO Property.....................................102
SECTION 3.24    Obligations of the Servicer in Respect of Prepayment Interest Shortfalls..............105
SECTION 3.25    [Reserved]............................................................................105
SECTION 3.26    Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.........105
SECTION 3.27    [Reserved]............................................................................105
SECTION 3.28    [Reserved]............................................................................105
SECTION 3.29    Advance Facility......................................................................105


                                   ARTICLE IV

                                  FLOW OF FUNDS

SECTION 4.01    Distributions.........................................................................108
SECTION 4.02    [Reserved]............................................................................114
SECTION 4.03    Statements............................................................................114
SECTION 4.04    Remittance Reports; Advances..........................................................118
SECTION 4.05    [Reserved]............................................................................119
SECTION 4.06    Net WAC Rate Carryover Reserve Account................................................122
SECTION 4.07    [Reserved]............................................................................123
SECTION 4.08    Distributions on the REMIC Regular Interests..........................................123
SECTION 4.09    Allocation of Realized Losses................................ERROR! BOOKMARK NOT DEFINED.


                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01    The Certificates......................................................................129
SECTION 5.02    Registration of Transfer and Exchange of Certificates.................................129
SECTION 5.03    Mutilated, Destroyed, Lost or Stolen Certificates.....................................135
SECTION 5.04    Persons Deemed Owners.................................................................135
SECTION 5.05    Appointment of Paying Agent...........................................................136


                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

SECTION 6.01    Liability of the Servicer and the Depositor...........................................137
SECTION 6.02    Merger or Consolidation of, or Assumption of the Obligations of,
                the Servicer or the Depositor.........................................................137
SECTION 6.03    Limitation on Liability of the Servicer and Others....................................137
SECTION 6.04    Servicer Not to Resign................................................................138
SECTION 6.05    Delegation of Duties..................................................................138

SECTION 6.06    [Reserved]............................................................................139
SECTION 6.07    Inspection............................................................................139


                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01    Servicer Events of Termination........................................................140
SECTION 7.02    Trustee to Act; Appointment of Successor..............................................142
SECTION 7.03    Waiver of Defaults....................................................................143
SECTION 7.04    Notification to Certificateholders....................................................143
SECTION 7.05    Survivability of Servicer Liabilities.................................................143


                                  ARTICLE VIII

                                   THE TRUSTEE

SECTION 8.01    Duties of Trustee.....................................................................144
SECTION 8.02    Certain Matters Affecting the Trustee.................................................145
SECTION 8.03    Trustee Not Liable for Certificates or Mortgage Loans.................................147
SECTION 8.04    Trustee May Own Certificates..........................................................148
SECTION 8.05    Trustee Fee and Expenses..............................................................148
SECTION 8.06    Eligibility Requirements for Trustee..................................................149
SECTION 8.07    Resignation or Removal of Trustee.....................................................149
SECTION 8.08    Successor Trustee.....................................................................150
SECTION 8.09    Merger or Consolidation of Trustee....................................................150
SECTION 8.10    Appointment of Co-Trustee or Separate Trustee.........................................150
SECTION 8.11    Limitation of Liability...............................................................152
SECTION 8.12    Trustee May Enforce Claims Without Possession of Certificates.........................152
SECTION 8.13    Suits for Enforcement.................................................................152
SECTION 8.14    Waiver of Bond Requirement............................................................153
SECTION 8.15    Waiver of Inventory, Accounting and Appraisal Requirement.............................153


                                   ARTICLE IX

                              REMIC ADMINISTRATION

SECTION 9.01    REMIC Administration..................................................................154
SECTION 9.02    Prohibited Transactions and Activities................................................156
SECTION 9.03    Indemnification with Respect to Certain Taxes and Loss of REMIC Status................156


                                    ARTICLE X

                                   TERMINATION

SECTION 10.01   Termination...........................................................................158
SECTION 10.02   Additional Termination Requirements...................................................160


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01   Amendment.............................................................................161
SECTION 11.02   Recordation of Agreement; Counterparts................................................162
SECTION 11.03   Limitation on Rights of Certificateholders............................................162
SECTION 11.04   Governing Law; Jurisdiction...........................................................163
SECTION 11.05   Notices...............................................................................163
SECTION 11.06   Severability of Provisions............................................................164
SECTION 11.07   Article and Section References........................................................164
SECTION 11.08   Notice to the Rating Agencies.........................................................164
SECTION 11.09   Further Assurances....................................................................165
SECTION 11.10   Benefits of Agreement.................................................................165
SECTION 11.11   Acts of Certificateholders............................................................165

Exhibits:
---------

Exhibit A-1       Form of Class I-A1 Certificates
Exhibit A-2       Form of Class I-A2 Certificates
Exhibit A-3       Form of Class II-A1 Certificates
Exhibit A-4       Form of Class II-A2 Certificates
Exhibit A-5       Form of Class II-A3 Certificates
Exhibit A-6       Form of Class M-1 Certificates
Exhibit A-7       Form of Class M-2 Certificates
Exhibit A-8       Form of Class M-3 Certificates
Exhibit A-9       Form of Class M-4 Certificates
Exhibit A-10      Form of Class M-5 Certificates
Exhibit A-11      Form of Class M-6 Certificates
Exhibit A-12      Form of Class M-7 Certificates
Exhibit A-13      Form of Class M-8 Certificates
Exhibit A-14      Form of Class M-9 Certificates
Exhibit A-15      Form of Class B-1 Certificates
Exhibit A-16      Form of Class B-2 Certificates
Exhibit A-17      Form of Class B-3 Certificates
Exhibit A-18      Form of Class C Certificates
Exhibit A-19      Form of Class P Certificates
Exhibit A-20      Form of Class R Certificates
Exhibit A-21      Form of Class R-X Certificates
Exhibit B         [Reserved]
Exhibit C         Forms of Assignment Agreements
Exhibit D         Mortgage Loan Schedule
Exhibit E         Request for Release
Exhibit F-1       Form of Trustee's Initial Certification
Exhibit F-2       Form of Trustee's Final Certification
Exhibit F-3       Form of Receipt of Mortgage Note
Exhibit G         Form of Custodial Agreement
Exhibit H         Form of Lost Note Affidavit
Exhibit I         Form of Limited Power of Attorney
Exhibit J         Form of Investment Letter
Exhibit K         Form of Transfer Affidavit for Residual Certificates
Exhibit L         Form of Transferor Certificate
Exhibit M         Form of ERISA Representation Letter
Exhibit N-1       Form Certification to be Provided by the Depositor with
                  Form 10-K
Exhibit N-2       Form Certification to be Provided to the Depositor by
                  the Trustee
Exhibit N-3       Form Certification to be Provided to the Depositor by
                  the Servicer
Exhibit O         Form of Cap Contract
Exhibit P         Form of Annual Statement as to Compliance
Exhibit Q         Form of Addition Notice
Exhibit R         Form of Subsequent Transfer Instrument

Schedule I        Prepayment Charge Schedule

                  This Pooling and Servicing Agreement is dated as of February 1, 2005 (the "Agreement"), among FINANCIAL ASSET SECURITIES CORP., as depositor (the "Depositor"), SELECT PORTFOLIO SERVICING, INC.., as servicer (the "Servicer") and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the "Trustee").


                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty classes of certificates, designated as (i) the Class I-A1 Certificates, (ii) the Class I-A2 Certificates, (iii) the Class II-A1 Certificates, (iv) the Class II-A2 Certificates, (v) the Class II-A3 Certificates, (vi) the Class M-1 Certificates, (vii) the Class M-2 Certificates (viii) the Class M-3 Certificates, (ix) the Class M-4 Certificates, (x) the Class M-5 Certificates,
(xi) the Class M-6 Certificates, (xii) the Class M-7 Certificates, (xiii) the Class M-8 Certificates, (xiv) the Class M-9 Certificates, (xv) the Class B-1 Certificates, (xvi) the Class B-2 Certificates, (xvii) the Class B-3 Certificates, (xviii) the Class C Certificates, (xix) the Class P Certificates,
(xx) the Class R Certificates and (xxi) the Class R-X Certificates.

                                     REMIC 1
                                     -------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Pre-Funding Accounts, the Interest Coverage Accounts, any Subsequent Mortgage Loan Interest, the Net WAC Rate Carryover Reserve Account, any Servicer Prepayment Charge Payment Amounts and the Cap Contract) as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC 1." The Class R-1 Interest shall represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests (as defined herein). None of the REMIC 1 Regular Interests shall be certificated.


                   REMIC 1                Initial           Latest Possible
Designation    Remittance Rate    Uncertificated Balance    Maturity Date(1)
-----------    ---------------    ----------------------    ----------------
    LT1          Variable(2)      $       272,231,007.09      April 2035
   LT1PF         Variable(2)      $       129,934,151.34      April 2035
    LT2          Variable(2)      $       238,490,029.61      April 2035
   LT2PF         Variable(2)      $       137,345,173.98      April 2035
    LTP          Variable(2)      $               100.00      April 2035

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.
(2)  Calculated in accordance with the definition of "Uncertificated
     REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2
                                     -------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC 2." The Class R-2 Interest shall represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests (as defined herein) certificated. None of the REMIC 2 Regular Interests will be certificated.



               Uncertificated REMIC 1    Initial Uncertificated         Assumed Final
Designation       Pass-Through Rate        Principal Balance           Maturity Date(1)
-----------       -----------------        -----------------           ----------------
   LTAA              Variable(2)         $       762,440,354.78          April 2035
   LTIA1             Variable(2)         $         2,418,000.00          April 2035
   LTIA2             Variable(2)         $           604,270.00          April 2035
  LTIIA1             Variable(2)         $         1,230,000.00          April 2035
  LTIIA2             Variable(2)         $         1,270,000.00          April 2035
  LTIIA3             Variable(2)         $           324,400.00          April 2035
   LTM1              Variable(2)         $           389,000.00          April 2035
   LTM2              Variable(2)         $           252,850.00          April 2035
   LTM3              Variable(2)         $           225,620.00          April 2035
   LTM4              Variable(2)         $           194,500.00          April 2035
   LTM5              Variable(2)         $           120,590.00          April 2035
   LTM6              Variable(2)         $           108,920.00          April 2035
   LTM7              Variable(2)         $           108,920.00          April 2035
   LTM8              Variable(2)         $            73,910.00          April 2035
   LTM9              Variable(2)         $            77,800.00          April 2035
   LTB1              Variable(2)         $           116,700.00          April 2035
   LTB2              Variable(2)         $            89,470.00          April 2035
   LTB3              Variable(2)         $            77,800.00          April 2035
   LTZZ              Variable(2)         $         7,877,257.24          April 2035
    LTP              Variable(2)         $               100.00          April 2035

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.

                                     REMIC 3
                                     -------

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC 3." The Class R-3 Interest shall evidence the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions.

                  The following table irrevocably sets forth the designation, the Pass-Through Rate, the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3 created hereunder:



                            Original Class Certificate                          Assumed Final
        Designation              Principal Balance        Pass-Through Rate    Maturity Date(1)
        -----------              -----------------        -----------------    ----------------
Class I-A1..............    $        241,800,000.00         Variable(2)           April 2035
Class I-A2..............    $         60,427,000.00         Variable(2)           April 2035
Class II-A1.............    $        123,000,000.00         Variable(2)           April 2035
Class II-A2.............    $        127,000,000.00         Variable(2)           April 2035
Class II-A3.............    $         32,440,000.00         Variable(2)           April 2035
Class M-1...............    $         38,900,000.00         Variable(2)           April 2035
Class M-2...............    $         25,285,000.00         Variable(2)           April 2035
Class M-3...............    $         22,562,000.00         Variable(2)           April 2035
Class M-4...............    $         19,450,000.00         Variable(2)           April 2035
Class M-5...............    $         12,059,000.00         Variable(2)           April 2035
Class M-6...............    $         10,892,000.00         Variable(2)           April 2035
Class M-7...............    $         10,892,000.00         Variable(2)           April 2035
Class M-8...............    $          7,391,000.00         Variable(2)           April 2035
Class M-9...............    $          7,780,000.00         Variable(2)           April 2035
Class B-1...............    $         11,670,000.00         Variable(2)           April 2035
Class B-2...............    $          8,947,000.00         Variable(2)           April 2035
Class B-3...............    $          7,780,000.00         Variable(2)           April 2035
Class C Interest........    $          9,725,362.02(3)      Variable(2)           April 2035
Class P Interest........    $                100.00            N/A(4)             April 2035

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3.
(2)  Calculated in accordance with the definition of "Pass-Through
     Rate" herein.
(3) The Class C Interest will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTP). The Class C Interest will not accrue interest on its Certificate Principal Balance.
(4)  The Class P Interest will not accrue interest.

                                     REMIC 4
                                     -------

                  As provided herein, the Trustee shall make an election to treat the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 4." The Class R-4 Interest represents the sole class of "residual interests" in REMIC 4 for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class C Certificates.



                     Original Class Certificate                          Assumed Final
Class Designation         Principal Balance        Pass-Through Rate    Maturity Date(1)
-----------------         -----------------        -----------------    ----------------
     Class C             $  9,725,362.02              Variable(2)         April 2035

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class C Certificates.
(2) The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest. The Class C Certificates will also be entitled to Subsequent Mortgage Loan Interest, as a right with respect to a component of the Class C Certificates that will not be treated as a REMIC regular interest but rather as separate interest strips from the Subsequent Mortgage Loans for a specified period of time.

                                     REMIC 5
                                     -------

                  As provided herein, the Trustee shall make an election to treat the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 5." The Class R-5 Interest represents the sole class of "residual interests" in REMIC 5 for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the Class P Certificates.



                     Original Class Certificate                          Assumed Final
Class Designation         Principal Balance        Pass-Through Rate    Maturity Date(1)
-----------------         -----------------        -----------------    ----------------
     Class P                   $100.00                Variable(2)         April 2035

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class P Certificates.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Defined Terms.

                  Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Floating Rate Certificates shall be made on the basis of the actual number of days elapsed and a 360-day year and all calculations in respect of interest on the Class C Certificates and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

                  "1933 Act": The Securities Act of 1933, as amended.

                  "Account": Either of the Collection Account or Distribution Account.

                  "Accrual Period": With respect to the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to the Floating Rate Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding such Distribution Date.

                  "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.08, a notice of the Depositor's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form attached hereto as Exhibit Q.

                  "Adjustable-Rate Mortgage Loan": A first lien Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage
Loan) as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Trustee Fee Rate, (ii) the Servicing Fee Rate and (iii) the Custodial Fee Rate.

                  "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Trustee Fee Rate, (ii) the Servicing Fee Rate and (iii) the Custodial Fee Rate.

                  "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to
Section 4.04.

                  "Advance Facility": As defined in Section 3.29 hereof.

                  "Advance Facility Trustee": As defined in Section 3.29 hereof.

                  "Advancing Person": As defined in Section 3.29 hereof.

                  "Advance Reimbursement Amounts": As defined in Section 3.29 hereof.

                  "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

                  "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, Class B Certificates or Class I-A2 Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date as reduced by an amount equal to the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

                  "Assignment Agreements": Each Assignment and Recognition Agreement, dated February 28, 2005, among the Seller, the related Originator and the Depositor, pursuant to which certain of the Seller's rights under the related Master Agreement were assigned to the Depositor, substantially in the forms attached hereto as Exhibit C.

                  "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

                  "Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (b) Net Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries, partial Principal Prepayments, proceeds from repurchases of and substitutions for such Mortgage Loans and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the prior calendar month and all Principal Prepayments in full received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date,
(e) the aggregate of any Advances made by the Servicer for such Distribution Date in respect of the Mortgage Loans, (f) the aggregate of any related advances made by the Trustee in respect of the Mortgage Loans for such Distribution Date pursuant to Section 7.02, (g) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount, (h) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts in the Pre-Funding Accounts (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Mortgage Loans and (i) with respect to each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, any amounts withdrawn by the Trustee from the Interest Coverage Accounts for distribution on the Certificates on such Distribution Date over (ii) the sum of
(a) amounts reimbursable or payable to the Servicer pursuant to Section 3.11(a) or the Trustee pursuant to Section 3.11(b), (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (a) through
(g) above, as the case may be, in error, (c) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount, (d) the Trustee Fee payable from the Distribution Account pursuant to Section 8.05 and the fees of the Custodian payable from the Distribution Account pursuant to Section 8.05 and (e) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05.

                  "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized Stated Principal Balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

                  "Balloon Payment": A payment of the unamortized Stated Principal Balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Base Rate": For any Distribution Date and the Floating Rate Certificates, the sum of (i) LIBOR plus (ii) the related Certificate Margin.

                  "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Floating Rate Certificates shall be Book-Entry Certificates.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of Texas, the State of Utah, the State of California or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

                  "Cap Amount": The Cap Amount for any Class of the Floating Rate Certificates is equal to (i) the aggregate amount received by the Trust from the Cap Contract multiplied by (ii) a fraction equal to (a) the Certificate Principal Balance of such Class immediately prior to the applicable Distribution Date divided by (b) the aggregate Certificate Principal Balance of the Floating Rate Certificates immediately prior to the applicable Distribution Date.

                  "Cap Contract": The Cap Contract between the Trustee and the counterparty thereunder, a form of which is attached hereto as Exhibit O.

                  "Certificate": Any Regular Certificate or Residual
Certificate.

                  Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Margin": With respect to each Class of Adjustable-Rate Certificates and for purposes of the Marker Rate and the Maximum Uncertificated Accrued Interest Deferral Amount, the specified REMIC 2 Regular Interest, as follows:


                    REMIC 2 Regular              Certificate Margin
     Class             Interest                  ------------------
     -----             --------
                                             (1) (%)            (2) (%)
                                             -------            -------

      I-A1               LTIA1               0.280%              0.560%
      I-A2               LTIA2               0.340%              0.680%
     II-A1              LTIIA1               0.120%              0.240%
     II-A2              LTIIA2               0.260%              0.520%
     II-A3              LTIIA3               0.390%              0.780%
      M-1                LTM1                0.470%              0.705%
      M-2                LTM2                0.500%              0.750%
      M-3                LTM3                0.530%              0.795%
      M-4                LTM4                0.730%              1.095%
      M-5                LTM5                0.780%              1.170%
      M-6                LTM6                1.300%              1.950%
      M-7                LTM7                1.400%              2.100%
      M-8                LTM8                1.450%              2.175%
      M-9                LTM9                2.100%              3.150%
      B-1                LTB1                3.250%              4.875%
      B-2                LTB2                3.250%              4.875%
      B-3                LTB3                3.250%              4.875%
----------
(1) For the Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2)  For each other Accrual Period.


                  "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

                  "Certificate Principal Balance": With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate, Class B Certificate or Class I-A2 Certificates, Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates then outstanding.

                  "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

                  "Certification". As defined in Section 3.22(b)(ii).

                  "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

                  "Class A Certificates": Any Class I-A1 Certificate, Class I-A2 Certificate, Class II-A1 Certificate, Class II-A2 Certificate or Class II-A3 Certificate.

                  "Class B Certificates": Any Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

                  "Class B-1 Certificate": Any one of the Class B-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-15, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class B-1 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (xi) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class B-2 Certificate": Any one of the Class B-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-16, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class B-2 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class B-3 Certificate": Any one of the Class B-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-17, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class B-3 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the

Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution
Date) and (xiii) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class C Certificates": Any one of the Class C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-18, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

                  "Class C Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

                  "Class I-A1 Certificate": Any one of the Class I-A1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class I-A2 Certificate": Any one of the Class I-A2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class II-A1 Certificate": Any one of the Class II-A1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class II-A2 Certificate": Any one of the Class II-A2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class II-A3 Certificate": Any one of the Class II-A3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-1 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 60.30% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-2 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 66.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related

Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-3 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 72.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-4 Certificate": Any one of the Class M-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-4 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (iv) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 77.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-5 Certificate": Any one of the Class M-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-5 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 80.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-6 Certificate": Any one of the Class M-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-6 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-7 Certificate": Any one of the Class M-7 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-7 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-8 Certificate": Any one of the Class M-8 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-8 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class M-8 Certificates, evidencing a Regular Interest in REMIC 2 for purposes of the REMIC Provisions.

                  "Class M-8 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-9 Certificate": Any one of the Class M-9 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-9 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class P Certificate": Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-19, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 5.

                  "Class P Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC 2 for purposes of the REMIC Provisions.

                  "Class R Certificate": The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-20 and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

                  "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

                  "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

                  "Class R-3 Interest": The uncertificated Residual Interest in REMIC 3.

                  "Class R-4 Interest": The uncertificated Residual Interest in REMIC 4.

                  "Class R-5 Interest": The uncertificated Residual Interest in REMIC 5.

                  "Class R-X Certificate": The Class R-X Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-21 and evidencing the ownership of the Class R-4 Interest and the Class R-5 Interest.

                  "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

                  "Closing Date": February 28, 2005.

                  "Code": The Internal Revenue Code of 1986, as amended.

                  "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled "Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1," which must be an Eligible Account.

                  "Compensating Interest": As defined in Section 3.24 hereof.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Originator and the Seller.

                  "Corresponding Certificate": With respect to each REMIC 2 Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:


        REMIC 2 REGULAR INTEREST                  REGULAR CERTIFICATE
        ------------------------                  -------------------
                 LTIA1                                 Class I-A1
                 LTIA2                                 Class I-A2
                 LTIIA1                               Class II-A1
                 LTIIA2                               Class II-A2
                 LTIIA3                               Class II-A3
                  LTM1                                 Class M-1
                  LTM2                                 Class M-2
                  LTM3                                 Class M-3
                  LTM4                                 Class M-4
                  LTM5                                 Class M-5

                  LTM6                                 Class M-6
                  LTM7                                 Class M-7
                  LTM8                                 Class M-8
                  LTM9                                 Class M-9
                  LTB1                                 Class B-1
                  LTB2                                 Class B-2
                  LTB3                                 Class B-3
                  LTP                                   Class P


                  "Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates, the Class B Certificates and the Class C Certificates, and the denominator of which is the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans and (y) any amounts remaining on deposit in the Pre-Funding Accounts (exclusive of any investment income therein), calculated prior to taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

                  "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Custodial Agreement": The Custodial Agreement, dated February 1, 2005, among the Custodian, the Trustee and the Servicer.

                  "Custodian": J.P.Morgan Chase Bank, National Association, as custodian of the Mortgage Files, or any successor thereto, pursuant to the Custodial Agreement.

                  "Custodian Fee": The amount payable to the Custodian on each Distribution Date by the Trustee pursuant to Section 8.05 as compensation for all services rendered by it under the Custodial Agreement.

                  "Custodian Fee Rate": The per annum fee paid to the Custodian on each Distribution Date equal to the Custodian Fee expressed as a percentage of the aggregate Stated Principal Balance of the Mortgage Loans.

                  "Cut-off Date": With respect to each Initial Mortgage Loan, February 1, 2005.

                  "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid Stated Principal Balance thereof as of the Cut-off Date of such Mortgage Loan (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates": As defined in Section 5.02(c) hereof.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

                  "Delinquency Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans that are Delinquent 60 days or more (including Mortgage Loans that are REO Properties, in foreclosure or in bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

                  "Delinquent": With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

                  "Depositor": Financial Asset Securities Corp., a Delaware corporation, or any successor in interest.

                  "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code or (iv) an "electing large partnership" within the meaning of Section 775 of the Code. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1" and which must be an Eligible Account.

                  "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in March 2005.

                  "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                  "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1+ by S&P, F-1 by Fitch and P-1 by Moody's (or comparable ratings if S&P, Fitch and Moody's are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC up to the insured amount, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

                  "Excess Overcollateralized Amount": With respect to the Floating Rate Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

                  "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Monthly Interest Distributable Amount payable on the Class C Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.08 and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

                  "Fannie Mae": Federal National Mortgage Association or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by an Originator, the Seller or the Servicer pursuant to or as contemplated by Section 2.03, 3.16(c) or 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Fitch": Fitch Ratings, or its successor in interest.

                  "Fixed-Rate Mortgage Loan": A first lien or second lien Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto. The Fixed-Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Floating Rate Certificates": Any Class A Certificate, Mezzanine Certificate or Class B Certificate.

                  "Formula Rate": For any Distribution Date and any Class of the Floating Rate Certificates, the lesser of (i) the Base Rate and (ii) the Maximum Cap Rate.

                  "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Funding Period": The period beginning on the Closing Date and ending on the earlier to occur of (a) the date upon which the amount on deposit in the Pre-Funding Accounts (exclusive of any investment income therein) has been reduced to zero or (b) May 27, 2005.

                  "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "Group I Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

                  "Group I Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii)(a) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by (b) the Group I Allocation Percentage.

                  "Group I Certificates": Any Class I-A1 Certificate or Class I-A2 Certificate.

                  "Group I Interest Coverage Account": The account established and maintained pursuant to Section 4.08, which account contains an amount, to be paid by the Depositor to the Trustee on the Closing Date, that equals $0.00.

                  "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans or amounts withdrawn from the Group I Interest Coverage Account.

                  "Group I Mortgage Loan": A Mortgage Loan assigned to Loan Group I with a Stated Principal Balance at origination that conforms to Fannie Mae and Freddie Mac loan limits.

                  "Group I Pre-Funding Account": The account established and maintained pursuant to Section 4.05, as defined herein.

                  "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii)(a) the Extra Principal Distribution Amount for such Distribution Date multiplied by (b) the Group I Allocation Percentage.

                  "Group I Principal Remittance Amount": With respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) each scheduled payment of principal collected or advanced on the Group I Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all full Principal Prepayments of the Group I Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related partial Principal Prepayments, Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the prior calendar month with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the prior calendar month, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the prior calendar month with respect to the Group I Mortgage Loans, (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group I Mortgage Loans and (vii) on the Distribution Date immediately following the end of the Funding Period, any remaining amounts in the Group I Pre-Funding Account (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Group I Mortgage Loans.

                  "Group I Senior Principal Distribution Amount": The excess of
(x) the Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 50.30% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Group II Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

                  "Group II Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii)(a) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by (b) the Group II Allocation Percentage.

                  "Group II Certificates": Any Class II-A1 Certificate, Class II-A2 Certificate or Class II-A3 Certificate.

                  "Group II Interest Coverage Account": The account established and maintained pursuant to Section 4.08, which account contains an amount, to be paid by the Depositor to the Trustee on the Closing Date, that equals $0.00.

                  "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans or amounts withdrawn from the Group II Interest Coverage Account.

                  "Group II Mortgage Loan": A Mortgage Loan assigned to Loan Group II with a Stated Principal Balance at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits.

                  "Group II Pre-Funding Account": The account established and maintained pursuant to Section 4.05, as defined herein.

                  "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii)(a) the Extra Principal Distribution Amount for such Distribution Date multiplied by (b) the Group II Allocation Percentage.

                  "Group II Principal Remittance Amount": With respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) each scheduled payment of principal collected or advanced on the Group II Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all full Principal Prepayments of the Group II Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related partial Principal Prepayments, Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the prior calendar month with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the prior calendar month, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the prior calendar month with respect to the Group II Mortgage Loans, (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group II Mortgage Loans and (vii) on the Distribution Date immediately following the end of the Funding Period, any remaining amounts in the Group II Pre-Funding Account (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Group II Mortgage Loans.

                  "Group II Senior Principal Distribution Amount": The excess of
(x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 50.30% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Highest Priority": As of any date of determination, the Class of Mezzanine Certificates or Class B Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 and Class B-3 Certificates.

                  "Indenture": An indenture relating to the issuance of notes secured by the Class C Certificates, the Class P Certificates and/or the Class R Certificates (or any portion thereof).

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

                  "Initial Certificate Principal Balance": With respect to any Regular Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

                  "Initial Group I Mortgage Loan": Any of the Group I Mortgage Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Initial Group I Mortgage Loans as of the Cut-off Date is equal to $272,231,107.09.

                  "Initial Group II Mortgage Loan": Any of the Group II Mortgage Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-off Date is equal to $238,490,029.61.

                  "Initial Mortgage Loan": Any of the Initial Group I Mortgage Loans or Initial Group II Mortgage Loans included in the Trust Fund as of the Closing Date.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Coverage Accounts": The Group I Interest Coverage Account and the Group II Interest Coverage Account.

                  "Interest Determination Date": With respect to the Floating Rate Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

                  "LIBOR": With respect to each Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                  "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

                  "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 10.01. With respect to any REO Property, either of the following events:
(i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 10.01.

                  "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03,
Section 3.16(c), Section 3.23 or Section 10.01.

                  "Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

                  "Loan Group": Either Loan Group I or Loan Group II, as the context requires.

                  "Loan Group I": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

                  "Loan Group II": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

                  "Losses":  As defined in Section 9.03.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the related Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage
Note in the form of Exhibit H hereto.

                  "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

                  "Marker Rate": With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIA2, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTB1, REMIC 2 Regular Interest LTB2, REMIC 2 Regular Interest LTB3 and REMIC 2 Regular Interest LTZZ, with the rate on each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin for the related Corresponding Certificate and (ii) the Net WAC Rate for the purpose of this calculation and with the rate on REMIC 2 Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

                  "Master Agreement": Any of the Master Mortgage Loan Purchase and Interim Servicing Agreement between an Originator and the Seller.

                  "Maximum Cap Rate": For any Distribution Date and any Class of the Floating Rate Certificates, a per annum rate equal to the product of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

                  "Maximum Uncertificated Accrued Interest Deferral Amount":
With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LTZZ minus the REMIC 2 Overcollateralization Amount, in each case for such Distribution Date, over (b) the sum of the Uncertificated Accrued Interest on REMIC 2 Regular Interest LTIA1, REMIC

2 Regular Interest LTIA2, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTB1, REMIC 2 Regular Interest LTB2 and REMIC 2 Regular Interest LTB3 with the rate on each such REMIC 2 Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin for the related Corresponding Certificate and (ii) the Net WAC Rate for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each such REMIC 2 Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

                  "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  "MERS(R) System": The system of recording transfers of Mortgages electronically maintained by MERS.

                  "MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

                  "MOM Loan": With respect to any applicable Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  "Mezzanine Certificate": Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8 Certificate or Class M-9 Certificate.

                  "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Interest Distributable Amount": With respect to any Class of the Floating Rate Certificates and Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls, Relief Act Interest Shortfalls.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related

Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan, (ii) any modifications to a Mortgage Loan pursuant to Section 3.07 and (iii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to
Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc., or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1 on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Exhibit D, as supplemented by each schedule of Subsequent Mortgage Loans. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan, as applicable:

                  (1)      the Mortgage Loan identifying number;

                  (2)      [reserved];

                  (3)      the state and zip code of the Mortgaged Property;

                  (4) a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

                  (5) the type of Residential Dwelling constituting the Mortgaged Property;

                  (6)      the original months to maturity;

                  (7) the stated remaining months to maturity from the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan) based on the original amortization schedule;

                  (8)      the Loan-to-Value Ratio at origination;

                  (9) the Mortgage Rate in effect immediately following the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (10) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (11)     the stated maturity date;

                  (12)     the amount of the Monthly Payment at origination;

                  (13) the amount of the Monthly Payment due on the first Due Date after the Cut- off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (15)     the original principal amount of the Mortgage Loan;

                  (16) the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (17) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                  (18)     the Mortgage Rate at origination;

                  (19) a code indicating the documentation program (i.e., full documentation, limited income verification, no income verification, alternative income verification);

                  (20)     the risk grade;

                  (21)     the Value of the Mortgaged Property;

                  (22) the sale price of the Mortgaged Property, if applicable;

                  (23) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (24)     the type and term of the related Prepayment Charge;

                  (25) with respect to any Adjustable-Rate Mortgage Loan, the rounding code, the minimum Mortgage Rate, the maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the Periodic Rate Cap;

                  (26)     the program code;

                  (27)     the Loan Group; and

                  (28)     the lien priority.

                  The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate and for each Loan Group as of the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan): (1) the number of Mortgage Loans (separately identifying the number of Fixed-Rate Mortgage Loans and the number of Adjustable-Rate Mortgage Loans); (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and
(4) the weighted average remaining term to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein. On the Closing Date, the Depositor will deliver to the Servicer, as of the Cut-off Date, an electronic copy of the Mortgage Loan Schedule.

                  "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof and as supplemented by any Subsequent Mortgage Loans identified on each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument.

                  "Mortgage Rate": With respect to each Fixed-Rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable-Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan) shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage
Loan) and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

                  "Mortgagor": The obligor on a Mortgage Note.

                  "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees or ancillary income received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

                  "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Floating Rate Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

                  "Net WAC Rate": For any Distribution Date and any Class of the Floating Rate Certificates, a per annum rate equal to the product of (a) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the prior calendar month for such Distribution Date minus the sum of the Trustee Fee, the Custodial Fee and the aggregate Servicing Fee accrued for the Mortgage Loans and the denominator of which is the sum of (i) the aggregate Principal Balance of the Mortgage Loans as of the first day of the calendar month preceding the month of such Distribution Date (or as of the Cut-off Date with respect to the first Distribution Date) and (ii) any amounts on deposit in the Pre-Funding Accounts and (b) a fraction whose numerator is 360 and whose denominator is the actual number of days in the related Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC 2 Pass-Through Rates on the REMIC 2 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

                  "Net WAC Rate Carryover Amount": With respect to any Class of the Floating Rate Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates on such Distribution Date calculated at the related Formula Rate, over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for the most recently ended Accrual Period.

                  "Net WAC Rate Carryover Reserve Account": The account established and maintained pursuant to Section 4.07.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or condemnation proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Notional Amount": Immediately prior to any Distribution Date with respect to the Class C Interest, the aggregate of the Uncertificated Principal Balances of REMIC Regular 2 Interests (other than REMIC 2 Regular Interest LTP).

                  "Offered Certificates": The Class A Certificates and the Mezzanine Certificates offered to the public pursuant to the Prospectus Supplement.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Optional Termination Date": The first Distribution Date on which the Terminator may opt to terminate the Trust Fund pursuant to Section 10.01.

                  "Original Class Certificate Principal Balance": With respect to the Floating Rate Certificates, the Class C Certificates, the Class C Interest, the Class P Certificates and the Class P Interest, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

                  "Original Group I Pre-Funded Amount": The amount deposited by the Depositor in the Group I Pre-Funding Account on the Closing Date, which amount is $129,934,151.34.

                  "Original Group II Pre-Funded Amount": The amount deposited by the Depositor in the Group II Pre-Funding Account on the Closing Date, which amount is $ 137,345,173.98.

                  "Original Pre-Funded Amounts": The Original Group I Pre-Funded Amount and the Original Group II Pre-Funded Amount.

                  "Originators": Any of Accredited Home Lenders, Inc., Ameriquest Mortgage Company, The CIT Group/Consumer Finance, Inc., Residential Mortgage Assistance Enterprise,

LLC and ResMAE Mortgage Corporation and WMC Mortgage Corp., or their respective successor in interest, as the context requires.

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date).

                  "Overcollateralization Floor": With respect to the Group I Certificates, $2,010,826. With respect to the Group II Certificates, $1,879,176. With respect to the Mezzanine Certificates and the Class B Certificates, $3,890,002.

                  "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

                  "Overcollateralization Target Amount": With respect to any Distribution Date, (i) prior to the Stepdown Date, 1.25% of the sum of (a) the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and (b) the Original Pre-Funded Amounts, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 2.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) 0.50% of the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) the Original Pre-Funded Amounts and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Floating Rate Certificates to zero, the Overcollateralization Target Amount shall be zero.

                  "Overcollateralized Amount": For any Distribution Date, the amount equal to (i) the sum of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) any funds on deposit in the Pre-Funding Accounts as of the related Determination Date (exclusive of any investment income therein) minus (ii) the sum of the aggregate Certificate Principal Balance of the Adjustable-Rate Certificates and the Class P Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to any Class of the Floating Rate Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date. With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on REMIC 2 Regular Interest LTP and (ii) interest on the Uncertificated Balance of each REMIC 2 Regular Interest listed in clause (y) at a rate equal to the related Uncertificated REMIC 2 Pass-Through Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC 2 Regular Interests LTAA, LTIA1, LTIA2, LTIIA1, LTIIA2, LTAII3, LTM1, LTM2, LTM3, LTM4, LTM5, LTM6, LTM7, LTM8, LTM9, LTB1, LTB2, LTB3 and LTZZ.

                  With respect to the Class C Certificates, 100% of the interest distributable to the Class C Interest, expressed as a per annum rate.

                  "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

                  "Percentage Interest": With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

                  "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Moody's and the highest available rating category of Fitch and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short- term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, P-1 by Moody's and rated A-1+ or higher by S&P, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including those money market funds managed or advised by the Trustee or its Affiliates, that have been rated "AAA" by Fitch (if rated by Fitch), "Aaa" by Moody's and "AAAm" or "AAAm-G" by S&P; and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

                  "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

                  "Pool Balance": As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans in both Loan Groups as of such date.

                  "Pre-Funding Accounts": The Group I Pre-Funding Account and the Group II Pre-Funding Account.

                  "Prepayment Assumption": As defined in the Prospectus Supplement.

                  "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial Principal Prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i)      the Mortgage Loan identifying number;

                  (ii)     a code indicating the type of Prepayment Charge;

                  (iii)    the state of origination of the related Mortgage
         Loan;

                  (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                  (v)      the term of the related Prepayment Charge; and

                  (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan).

                  "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the 15th day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring from the first day of the related Prepayment Period through the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest on the amount of such Principal Prepayment for the number of days commencing on the date such Principal Prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

                  "Prepayment Period": With respect to any Distribution Date, the period commencing on the 16th day of the calendar month preceding the month in which the related Distribution Date occurs and ending on the 15th day of the calendar month in which such Distribution Date occurs.

                  "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Principal Remittance Amount": With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

                  "Prospectus Supplement": That certain Prospectus Supplement dated February 24, 2005 relating to the public offering of the Class A Certificates and the Mezzanine Certificates.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant by the Seller to or as contemplated by Section 2.03, 3.16(c) or 10.01, and as confirmed by an Officers' Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section
3.23 and (v) in the case of a Mortgage Loan required to be purchased pursuant to
Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law. With respect to an Originator and any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by a certificate of an Officer's Certificate of the related Originator to the Trustee, an amount equal to the amount set forth pursuant to the terms of the related Master Agreement.

                  "Qualified Insurer": Any insurance company acceptable to Fannie Mae.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan by the Seller pursuant to the terms of this Agreement or the Assignment Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) [reserved], (viii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (ix) be current as of the date of substitution, (x) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xiii) be a first lien mortgage loan if the Deleted Mortgage Loan is a first lien mortgage loan; and (xiv) conform to each representation and warranty assigned to the Depositor pursuant to the Assignment Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balance, the Mortgage Rates described in clauses (ii) through (vi) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be. With respect to an Originator, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of the related Master Agreement which must, on the date of such substitution conform to the terms set forth in the related Master Agreement.

                  "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and Servicer.

                  "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan. If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

                  "Record Date": With respect to (i) the Class P Certificates, the Class C Certificates and the Residual Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) the Floating Rate Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive

Certificates for any of the Floating Rate Certificates are available pursuant to
Section 5.02, the Record Date for such Certificates that are Definitive Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

                  "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Originator or the Servicer or any Affiliate thereof and (iii) which have been designated as such by the Trustee after consultation with the Depositor; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trustee after consultation with the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any of the Floating Rate Certificates, Class C Certificates or Class P Certificates.

                  "Reimbursement amount": As defined in Section 3.29. "Relief Act": The Servicemembers Civil Relief Act, as amended, or any state law providing for similar relief.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act or any similar state or local laws, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act or such state or local laws.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC 1": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Assignment Agreements (including any security interest created thereby) and
(v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Pre-Funding Accounts, the Interest Coverage Accounts, any Subsequent Mortgage Loan Interest, the Net WAC Rate Carryover Reserve Account, the Cap Contract, or any Servicer Prepayment Charge Payment Amounts.

                  "REMIC 1 Regular Interests": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 1 Regular
Interests: REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT1PF, REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT2PF and REMIC 1 Regular Interest LTP.

                  "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests and conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests, and the Class R Certificateholders, as Holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 2 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

                  "REMIC 2 Overcollateralization Target Amount": 1.00% of the Overcollateralization Target Amount.

                  "REMIC 2 Overcollateralization Amount": With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIA2, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTB1, REMIC 2 Regular Interest LTB2, REMIC 2 Regular Interest LTB3 and REMIC 2 Regular Interest LTP, in each case as of such date of determination.

                  "REMIC 2 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and the amounts on deposit in the Pre-Funding Accounts (exclusive of any investment income therein) and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC 2

Regular Interest LTIA1, REMIC 2 Regular Interest LTIA2, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTB1, REMIC 2 Regular Interest LTB2 and REMIC 2 Regular Interest LTB3 and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIA2, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTB1, REMIC 2 Regular Interest LTB2, REMIC 2 Regular Interest LTB3 and REMIC 2 Regular Interest LTZZ.

                  "REMIC 2 Regular Interests": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 2 Regular
Interests: REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIA2, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTB1, REMIC 2 Regular Interest LTB2, REMIC 2 Regular Interest LTB3, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LTP.

                  "REMIC 3": The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other tan the Class C Certificates and Class P Certificates), the Class C Interest, the Class P Interest and the Class R Certificates (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 4": The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 5": The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Regular Interests": The REMIC 1 Regular Interests, the REMIC 2 Regular Interests, the Class C Interest and the Class P Interest.

                  "Remittance Report": A report prepared by the Servicer and delivered to the Trustee pursuant to Section 4.04.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.23.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a Fannie Mae eligible condominium project,
(iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

                  "Residual Certificate": The Class R Certificates and the Class R-X Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, any director, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                  "Seller": Greenwich Capital Financial Products, Inc., a Delaware corporation, in its capacity as Seller under the Assignment Agreements.

                  "Senior Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

                  "Sequential Trigger Event": A Sequential Trigger Event is in effect on any Distribution Date if (i) before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) divided by the sum of
(x) the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) the Original Pre-Funded Amounts exceeds 3.50%, or (ii) on or after the 37th Distribution Date, a Trigger Event is in effect.

                  "Servicer": Select Portfolio Servicing, Inc., a Utah corporation, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

                  "Servicer Certification": As defined in Section 3.22(b) hereof.

                  "Servicer Event of Termination": One or more of the events described in Section 7.01.

                  "Servicer Prepayment Charge Payment Amount": The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to
Section 2.05 or Section 3.01.

                  "Servicer Remittance Date": With respect to any Distribution Date, the Business Day prior to such Distribution Date.

                  "Servicer Termination Test": With respect to any Distribution Date, the Servicer Termination Test will be failed if the Cumulative Loss Percentage the applicable percentages set forth below with respect to such Distribution Date:



  DISTRIBUTION DATE OCCURRING IN                                PERCENTAGE
  ------------------------------                                ----------

 March 2008 through February 2009          4.50% for the first month, plus an additional 1/12th of
                                                      1.75% for each month thereafter.
 March 2009 through February 2010          6.25% for the first month, plus an additional 1/12th of
                                                      1.50% for each month thereafter.
 March 2010 through February 2011          7.75% for the first month, plus an additional 1/12th of
                                                      1.00% for each month thereafter.
 March 2011 and thereafter                                  8.75% for each month.


                  "Servicing Advance Reimbursement Amount": As defined in
Section 3.29.

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) obtaining broker price opinions, (v) locating missing Mortgage Loan documents and (vi) compliance with the obligations under Sections 3.01, 3.09, 3.14, 3.16, and 3.23. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Servicing Advance that would be a Nonrecoverable Advance.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": 0.50% per annum.

                  "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Standard": As defined in Section 3.01.

                  "Servicing Transfer Costs": Shall mean all reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively and any fees associated with MERS.

                  "Startup Day": As defined in Section 9.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2008 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 49.70%.

                  "Sub-Servicer": Any Person with which the Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

                  "Sub-Servicing Agreement": The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Subsequent Cut-off Date": With respect to those Subsequent Mortgage Loans sold to the Trust Fund pursuant to a Subsequent Transfer Instrument, the later of (i) first day of the month in which the related Subsequent Transfer Date occurs or (ii) the date of origination of such Mortgage Loan.

                  "Subsequent Group I Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group I.

                  "Subsequent Group II Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group II.

                  "Subsequent Mortgage Loan": A Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.08, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

                  "Subsequent Mortgage Loan Interest": Any amount constituting a monthly payment of interest received or advanced at the Net Mortgage Rate (less the Trustee Fee Rate) with respect to (i) a Subsequent Group I Mortgage Loan during the Due Period relating to the first three Distribution Dates in excess of 0.00% per annum and (ii) a Subsequent Group II Mortgage Loan during the Due Period relating to the first three Distribution Dates in excess of 0.00% per annum. The Subsequent Mortgage Loan Interest shall be distributable to the Class C Certificates. The Subsequent Mortgage Loan Interest shall not be an asset of any REMIC.

                  "Subsequent Assignment Agreement": The agreement among the Depositor, the Seller and the related Originator, regarding the transfer of the Subsequent Mortgage Loans by the Seller to the Depositor.

                  "Subsequent Recoveries": As of any Distribution Date, amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.11) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

                  "Subsequent Transfer Date": With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Subsequent Transfer Instrument": Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form attached hereto as Exhibit R, by which Subsequent Mortgage Loans are transferred to the Trust Fund.

                  "Substitution Adjustment": As defined in Section 2.03(d) hereof.

                  "Tax Matters Person": The tax matters person appointed pursuant to Section 9.01(e) hereof.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price": As defined in Section 10.01(a) hereof.

                  "Terminator": As defined in Section 10.01(a) hereof.

                  "Trigger Event": A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if:

                  (a) the Delinquency Percentage exceeds 30.00% of the Credit Enhancement Percentage or

                  (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts exceeds the applicable percentages set forth below with respect to such Distribution Date:



 DISTRIBUTION DATE OCCURRING IN                             PERCENTAGE
 ------------------------------                             ----------
March 2008 through February 2009          3.50% for the first month, plus an additional 1/12th of
                                                     1.75% for each month thereafter.
March 2009 through February 2010          5.25% for the first month, plus an additional 1/12th of
                                                     1.50% for each month thereafter.
March 2010 through February 2011          6.75% for the first month, plus an additional 1/12th of
                                                     1.00% for each month thereafter.
March 2011 and thereafter                                  7.75% for each month.

                  "Trust": Soundview Home Loan Trust 2005-1, the trust created hereunder.

                  "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, the Pre-Funding Accounts, the Interest Coverage Accounts, any Subsequent Mortgage Loan Interest, the Cap Contract and the right to receive any amounts from the Net WAC Rate Carryover Reserve Account and any Servicer Prepayment Charge Payment Amounts.

                  "Trustee": Deutsche Bank National Trust Company, a national banking association, or any successor trustee appointed as herein provided.

                  "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee Fee Rate (without regard to the words "per annum"), multiplied by (ii) (a) the aggregate Principal Balance of the Mortgage Loans and any REO Properties (after giving effect to scheduled payments of principal due during the Due Period relating to the previous Distribution Date, to the extent received or advanced and prepayments collected during the Prepayment Period relating to the previous Distribution Date) and (b) any amounts in the Pre-Funding Accounts as of the first day of the calendar month prior to the month of such Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

                  "Trustee Fee Rate": 0.0030% per annum.

                  "Unadjusted Net WAC 30/360 Rate": For any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans for such Distribution Date.

                  "Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated REMIC Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls, Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

                  "Uncertificated Principal Balance": With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08, and the Uncertificated Principal Balance of REMIC

2 Regular Interest LTZZ shall be increased by interest deferrals as provided in
Section 4.08. With respect to the Class C Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Adjustable-Rate Certificates and the Class P Certificates then outstanding. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

                  "Uncertificated REMIC Pass-Through Rate": The Uncertificated REMIC 1 Pass-Through Rate or Uncertificated REMIC 2 Pass-Through Rate, as applicable.

                  "Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LTP, and (i) the first three Distribution Date, the weighted average of the Adjusted Net Mortgage Rates of the Initial Group I Mortgage Loans and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans. With respect to REMIC 1 Regular Interest LT2, and (i) the first three Distribution Dates, the weighted average of the Adjusted Net Mortgage Rates of the Initial Group II Mortgage Loans and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans. With respect to REMIC 1 Regular Interest LT1PF and (i) the first three Distribution Dates, 0.00% and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans. With respect to REMIC 1 Regular Interest LT2PF and (i) the first three Distribution Dates, 0.00% and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans.

                  "Uncertificated REMIC 2 Pass-Through Rate": For any Distribution Date and each REMIC 2 Regular Interest, the weighted average of the Uncertificated REMIC 1 Pass-Through Rate on the REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

                  "Unpaid Interest Shortfall Amount": With respect to any Class of the Floating Rate Certificates and (i) the first Distribution Date, zero, and
(ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the Originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(1) above.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Floating Rate Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Floating Rate Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Residual Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates, and the Voting Rights allocated to the Class P Certificates and the Residual Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Residual Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class.

                  SECTION 1.02 Accounting.

                  Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                  SECTION 1.03 Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Floating Rate Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Floating Rate Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts shall be allocated among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

                  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated (i) with respect to the Group I Mortgage Loans, to REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT1PF, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Interest; provided, however, with respect to the first three Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1 and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1PF and (ii) with respect to the Group II Mortgage Loans, to REMIC 1 Regular Interest LT2 and REMIC 1 Regular Interest LT2PF, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Interest; provided, however, with respect to the first three Distribution Dates, such amounts relating to the Initial Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2 and such amounts relating to the Subsequent Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2PF.

                  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIA2, REMIC 2 Regular

Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTB1, REMIC 2 Regular Interest LTB2, REMIC 2 Regular Interest LTB3 and REMIC 2 Regular Interest LTZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01 Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Master Agreements (as assigned to the Depositor pursuant to the terms of the Assignment Agreements), (v) the right to receive any amounts payable under the Cap Contract, (vi) all other assets included or to be included in the Trust Fund and (vii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due and collected by the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

                  The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Cap Contract on the Closing Date and thereafter on behalf of the Holders of the Floating Rate Certificates. The Depositor, the Servicer and the Holders of the Floating Rate Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Cap Contract and shall do so solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

                  In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with the Trustee or the Custodian, as applicable, the following documents or instruments with respect to each Initial Mortgage Loan so transferred and assigned, and in accordance with
Section 2.08, deliver or caused to be delivered to the Trustee with respect to each Subsequent Mortgage Loan, the following documents or instruments (with respect to each Mortgage Loan, a "Mortgage File"):

                  (i) the original Mortgage Note including any riders thereto, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form:
         "Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse" or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

                  (ii) the original Mortgage (noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan), with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                  (iii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to "Deutsche Bank National Trust Company, as Trustee, without recourse";

                  (iv) an original of any intervening assignment of Mortgage showing a complete chain of assignments (or to MERS if the Mortgage Loan is registered on the MERS(R) System and noting the presence of
         MIN);

                  (v) the original or a certified copy of lender's title insurance policy; and

                  (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

                  The Depositor herewith also delivers to the Trustee an executed copy of each Assignment Agreement and each Master Agreement.

                  If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans) been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans), of a copy of each such document certified by the related Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the related Originator, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Servicer or the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage

File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Trustee (or the Custodian on behalf of the Trustee) shall notify the Servicer and the Servicer shall enforce the obligations of the Originator under the related Master Agreement to cure such defect or deliver such missing document to the Trustee or the Custodian within 90 days. If such Originator does not cure such defect or deliver such missing document within such time period, the Servicer shall use commercially reasonable efforts to attempt to enforce the obligations of such Originator to either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03; provided, however, that the Servicer shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist the Servicer in enforcing any obligations of any Originator to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the related Assignment Agreement. In connection with the foregoing, it is understood that the Trustee (or the Custodian on behalf of the Trustee) shall have no duty to discover any such defects except in the course of performing its review of the Mortgage Files to the extent set forth herein.

                  Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, the Trustee shall enforce the obligations of each Originator under the related Master Agreement to cause the Assignments which were delivered in blank to be completed and to record all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof. The Trustee shall enforce the obligations of each Originator under the related Master Agreement to deliver such assignments for recording within 180 days of the Closing Date. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee shall enforce the obligations of each Originator under the related Master Agreement to promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless the Trustee and the Depositor receive notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided, however, each Assignment, except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, shall be submitted for recording in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof, (v) upon receipt of notice from the Servicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) upon receipt of notice from the Servicer, any Mortgage Loan that is 90 days or more Delinquent. In the event of (i) through (vi) set forth in the immediately preceding sentence, the Trustee shall enforce the obligations of the Seller to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of notice by the Seller. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust.

                  In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date, the Trustee (or the Custodian on behalf of the Trustee) shall cause (at the Seller's expense) such endorsements to be completed as follows: "Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse."

                  The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Servicer cannot provide a copy of such document certified by the public recording office within such 365 day period, the Servicer shall deliver to the Custodian, within such 365 day period, an Officers' Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Servicer shall deliver a copy of such document certified by an officer of the Servicer to be a true and complete copy of the original to the Custodian.

                  The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a high-cost home loan as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

                  SECTION 2.02 Acceptance by Trustee.

                  Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee (or the Custodian on behalf of the Trustee) acknowledges receipt of the documents referred to in Section
2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  The Trustee agrees to execute and deliver to the Depositor and the Servicer on or prior to the Closing Date an acknowledgment of receipt of the related original Mortgage Note for each Initial Mortgage Loan (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

                  The Trustee agrees and the Custodian shall agree (pursuant to the Custodial Agreement), for the benefit of the Certificateholders, to review, or that it has reviewed pursuant to Section 2.01 each Mortgage File on or prior to the Closing Date, with respect to each Initial Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof). The Trustee further agrees and the Custodian shall agree (pursuant to the Custodial Agreement), for the benefit of the Certificateholders, to certify to the Depositor and the Servicer in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Initial Mortgage Loan, or on or prior to the Subsequent Transfer Date, with respect to each Subsequent Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the respective Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items
(1) and (3) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, legally enforceable, valid or binding or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  Prior to the first anniversary date of this Agreement the Trustee shall deliver and the Custodian shall deliver (pursuant to the Custodial Agreement) to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit F-2, with any applicable exceptions noted thereon.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or not to conform with respect to any characteristics which are within the scope of the Trustee's (or the Custodian's, as applicable) review as provided herein, at the conclusion of its review, the Trustee shall so notify the Seller, the Depositor and the Servicer. In addition, upon the discovery by the Depositor or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by an Originator in the related Master Agreement or the Seller in the Assignment Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related

Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

                  The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.03 Repurchase or Substitution of Mortgage Loans by
                               an Originator or the Seller.

                  (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by an Originator or the Seller, as applicable, of any representation, warranty or covenant under a Master Agreement or an Assignment Agreement, as applicable, in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Servicer of such defect, missing document or breach and the Servicer shall request that the related Originator deliver such missing document or that the related Originator cure such defect or breach within 90 days from the date such Originator was notified of such missing document, defect or breach, and if such Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Servicer shall use commercially reasonable efforts to attempt to enforce such Originator's obligation under the related Master Agreement or the Seller's obligation under the related Assignment Agreement and notify the Originator or the Seller, as applicable, of its obligation to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e)); provided, however, that the Servicer shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist the Servicer in enforcing any obligations of any Originator to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the related Assignment Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account, and the Trustee (or the Custodian on behalf of the Trustee), upon receipt of written certification from the Servicer of such deposit, shall release to the related Originator or the Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the related Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the related Originator or Seller, as applicable, any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that neither the Trustee nor the Custodian shall have any responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such

Mortgage Loan as provided above, an Originator or the Seller, as applicable, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d); provided, however, the Seller may not substitute for any Mortgage Loan which breaches a representation or warranty regarding abusive or predatory lending laws. In furtherance of the foregoing, if an Originator or the Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS(R) System, such Originator or the Seller, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Originator or the Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of an Originator or the Seller, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against any Originator or the Seller, as applicable, respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  In addition to the foregoing, within 120 days of the earlier of discovery by the Seller or receipt of notice by the Seller of (i) the breach of any representation or warranty of Residential Mortgage Assistance Enterprise, LLC set forth in Section 7.02 of the ResMae Master Agreement which materially and adversely affects the interests of the Certificateholders in any ResMae Mortgage Loan and for which Residential Mortgage Assistance Enterprise, LLC has failed to cure such breach in accordance with the terms of the ResMae Master Agreement and (ii)(a) the fact that Residential Mortgage Assistance Enterprise, LLC is no longer an operating company or (b) an Officers' Certificate certifying to the fact that Residential Mortgage Assistance Enterprise, LLC is financially unable to cure such breach pursuant to the terms of the ResMae Master Agreement, the Seller shall take such action described in Section 2.03 in respect of such ResMae Mortgage Loan. Such obligation of the Seller shall continue until such time that the Rating Agencies inform the Depositor and the Seller in writing that such obligation is no longer required in order for the Rating Agencies to maintain their then-current ratings on the Certificates.

                  (b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06, which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

                  (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which an Originator or the Seller, as applicable, substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by such Originator or the Seller, as applicable, delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within 45 days thereafter, shall review such documents as specified in
Section 2.02 and the Trustee shall deliver and the Custodian shall deliver (pursuant to the Custodial Agreement) to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the related Originator or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the related Originator or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Trustee, who shall forward such notice to the Certificateholders, that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution by an Originator or the Seller, as applicable, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the related Assignment Agreement, including all applicable representations and warranties thereof included in such Assignment Agreement as of the date of substitution.

                  For any month in which an Originator or the Seller, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Mortgage Rate. On the date of such substitution, the related Originator or the Seller, as applicable, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee (or the Custodian on behalf of the Trustee), upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the related Originator or the Seller, as applicable, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as such

Originator or the Seller, as applicable, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the related Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(I) of the Code or on "contributions after the startup date" under Section 860G(d)(I) of the Code or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

                  (e) Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties hereto. In connection therewith, the related Originator or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in
Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made (i) by the related Originator if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by such Originator under the related Assignment Agreement or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.06, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in
Section 2.03(a) or 2.03(d), if made by an Originator, or Section 2.03(b), if made by the Depositor. The Trustee (or the Custodian on behalf of the Trustee) shall reconvey to the Depositor or the related Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  (f) Upon discovery or receipt of written notice of a breach by the Seller of any representation, warranty or covenant made by the Seller under the Assignment Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, and if either (i) such Mortgage Loan is not in breach of any representation, warranty or covenant of the related Originator or (ii) the related Originator has failed to remedy such representation, warranty or covenant with respect to such Mortgage Loan, then the Trustee shall promptly notify the Servicer of such breach and the Servicer shall request that the Seller remedy such breach by the Seller, to the extent provided in the Assignment Agreement, in the manner and within the time periods set forth in the Assignment Agreement.

                  SECTION 2.04 Intentionally Omitted.

                  SECTION 2.05 Representations, Warranties and Covenants of the
                               Servicer.

                  The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders, and to the Depositor, that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located (or is otherwise exempt under applicable law from such qualification) if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) and all documents and instruments contemplated hereby which are executed and delivered by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement and all documents and instruments contemplated hereby which are executed and delivered by the Servicer valid and binding upon the Servicer in accordance with its terms;

                  (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the material breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

                  (iii) The execution and delivery of this Agreement by the Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

                  (iv)     [Reserved];

                  (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, which would reasonably be expected to (A) result in any change in the business, operations, financial condition, properties or assets of the Servicer that might prohibit or materially and adversely affect the performance by such Servicer of its obligations under, or the validity or enforceability of, this Agreement, or (B) result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or (C) draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or (D) impair materially the ability of the Servicer to perform under the terms of this Agreement;

                  (vii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact;

                  (viii) The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in
         Section 3.01; and

                  (ix) The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Servicer agrees to report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged off.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Servicer and the Trustee. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation or covenant of the Servicer set forth in Section 2.05(x) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Master Agreements respecting a breach of the representations, warranties and covenants of the Originators.

                  SECTION 2.06 Representations and Warranties of the Depositor.

                  The Depositor represents and warrants to the Trust, the Servicer and the Trustee on behalf of the Certificateholders as follows:

                  (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

                  (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                  (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                  (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

                  (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

                  (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

                  SECTION 2.07 Issuance of Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                  SECTION 2.08 Conveyance of Subsequent Mortgage Loans.

                  (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Accounts, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the

Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date and
(iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee for deposit in the Mortgage Pool by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee at least three Business Days prior to the related Subsequent Transfer Date.

                  The purchase price paid by the Trustee from amounts released from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the related Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed-price purchase contract in accordance with
Section 860G(a)(3)(A)(ii) of the Code.

                  (b) The Depositor shall transfer to the Trustee for deposit in the Mortgage Pool the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Trustee and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee with respect to the Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Seller shall have delivered a computer file acceptable to the Trustee containing such Mortgage Loan Schedule to the Trustee at least three Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit R, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

                  (v)      the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

                  (vii) the Depositor shall have delivered to the Trustee a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.08 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the subsequent Assignment Agreement, to the extent of the Subsequent Mortgage Loans; and

                  (viii) the Depositor shall have delivered to the Trustee an Opinion of Counsel addressed to the Trustee and the Rating Agencies with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Subsequent Mortgage Loans.

                  (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately preceding paragraph and the accuracy of the following representations and warranties with respect to each such Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 100.00%; (v) such Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 4 months; (vi) such Subsequent Mortgage Loan, if a Fixed Rate Mortgage Loan, shall have a Mortgage Rate that is not less than 4.000% per annum or greater than 13.000% per annum; (vii) such Subsequent Mortgage Loan must have a first payment date occurring on or before May 2005 and will include 30 days' interest thereon;
(viii) if the Subsequent Mortgage Loan is an Adjustable-Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Gross Margin not less than 3.500% per annum; (ix) if the Subsequent Mortgage Loan is an Adjustable-Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Maximum Mortgage Rate not less than 6.500% per annum; (x) if the Subsequent Mortgage Loan is an Adjustable-Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Minimum Mortgage Rate not less than 3.500% per annum and (xi) such Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Originators" in the Prospectus Supplement.

                  (d) Following the purchase of any Subsequent Group I Mortgage Loan by the Trust, the Group I Mortgage Loans (including such Subsequent Group I Mortgage Loans) will: (i) have a weighted average original term to stated maturity of not more than 358 months; (ii) have a weighted average Mortgage Rate of not less than 7.250% per annum and not more than 7.500% per annum; (iii) have a weighted average Loan-to-Value Ratio of not more than 100.00%; (iv) have no Mortgage Loan with a Stated Principal Balance at origination which does not conform to Fannie Mae and Freddie Mac loan limits;
(v) will consist of Mortgage Loans with

Prepayment Charges representing no less than approximately 70% by aggregate Stated Principal Balance of the Group I Mortgage Loans; (vi) have a weighted average FICO score of not less than 600, (vii) have no more than 13% of Fixed-Rate Mortgage Loans by aggregate Stated Principal Balance of the Group I Mortgage Loans and (viii) the Adjustable-Rate Group I Mortgage Loans will have a weighted average Gross Margin not less than 5.75% per annum. In addition, approximately 31% of the Group I Mortgage Loans will have been originated by Accredited, approximately 33% of the Group I Mortgage Loans will have been originated by Argent, approximately 4% of the Group I Mortgage Loans will have been originated by WMC and approximately 32% of the Group I Mortgage Loans will have been originated by the ResMAE Originators. For purposes of the calculations described in this paragraph, percentages of the Group I Mortgage Loans will be based on the Stated Principal Balance of the Initial Group I Mortgage Loans as of the Cut-off Date and the Stated Principal Balance of the Subsequent Group I Mortgage Loans as of the related Subsequent Cut-off Date.

                  Following the purchase of any Subsequent Group II Mortgage Loan by the Trust, the Group II Mortgage Loans (including such Subsequent Group II Mortgage Loans) will: (i) have a weighted average original term to stated maturity of not more than 350 months; (ii) have a weighted average Mortgage Rate of not less than 7.25% per annum and not more than 7.50% per annum; (iii) have a weighted average Loan-to-Value Ratio of not more than 100.00%; (iv) have no Mortgage Loan with a principal balance in excess of $1,000,000; (v) will consist of Mortgage Loans with Prepayment Charges representing no less than 75% by aggregate Stated Principal Balance of the Group II Mortgage Loans; (vi) have a weighted average FICO score of not less than 615, (vii) have no more than 20% of Fixed-Rate Mortgage Loans by aggregate Stated Principal Balance of the Group II Mortgage Loans and (viii) the Adjustable-Rate Group II Mortgage Loans will have a weighted average Gross Margin not less than 5.50% per annum. In addition, approximately 19% of the Group II Mortgage Loans will have been originated by Accredited, approximately 13% of the Group II Mortgage Loans will have been originated by Argent, approximately 21% of the Group II Mortgage Loans will have been originated by CIT, approximately 12% of the Group II Mortgage Loans will have been originated by WMC and approximately 34% of the Group II Mortgage Loans will have been originated by the ResMAE Originators. For purposes of the calculations described in this paragraph, percentages of the Group II Mortgage Loans will be based on the Stated Principal Balance of the Initial Group II Mortgage Loans as of the Cut-off Date and the Stated Principal Balance of the Subsequent Group II Mortgage Loans as of the related Subsequent Cut-off Date.

                  (e) Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates. At least one Business Day prior to the Subsequent Transfer Date, each Rating Agency shall notify the Trustee as to which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the Subsequent Transfer Date; provided, however, that the Seller shall have delivered to each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.

                  SECTION 2.09 Acceptance of REMIC 1, REMIC 2, REMIC 3, REMIC 4
                               and REMIC 5 by the Trustee; Conveyance of REMIC 1 Regular

                               Interests, Class C Interest and Class P
                               Interest; Issuance of Certificates.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

                  (b) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

                  (c) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-3 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 3 Regular Interests and the Class R Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the Regular Certificates (other than the Class C Certificates and Class P Certificates), constitute the entire beneficial ownership interest in REMIC 3.

                  (d) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest (which is uncertificated) for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The interests evidenced by the Class R-4 Interest, together with the Class C Certificates, constitute the entire beneficial ownership interest in REMIC 4.

                  (e) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The interests evidenced by the Class R-5 Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC 5.

                  (f) In exchange for the REMIC 1 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC 2 Regular Interests in authorized denominations, the REMIC 2 Regular Interests, together the Class R Certificates (in respect of the Class R-2 Interest), evidence the entire beneficial ownership interest in REMIC 2.

                  (g) In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates (other than the Class C Certificates and Class P Certificates) in authorized denominations, which Certificates, together with the Class C Interests and Class P Interests and the Class R Certificates (in respect of the Class R-3 Interest), evidence the entire beneficial ownership interest in REMIC 3.

                  (h) In exchange for the Class C Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class C Certificates in authorized denominations, which Certificates, together with the Class R-X Certificates (in respect of the Class R-4 Interest), evidence the entire beneficial ownership interest in REMIC 4.

                  (i) In exchange for the Class P Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class P Certificates in authorized denominations, which Certificates, together with the Class R-X Certificates (in respect of the Class R-5 Interest), evidence the entire beneficial ownership interest in REMIC 5.

                  (j) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.01, Section 2.02 and Section 2.09(a), (ii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(b), (iii) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(c) and (iv) the assignment and delivery to the Trustee of REMIC 5 (including the Residual Interest therein represented by the Class R-5 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(d), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates (evidencing the Class R-1 Interest, the

Class R-2 Interest and the Class R-3 Interest) and the Class R-X Certificates (evidencing the Class R-4 and Class R-5 Interest) in authorized denominations.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01 Servicer to Act as Servicer.

                  The Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

                  (iii) the Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction (the "Servicing Standard").

                  To the extent consistent with the foregoing, the Servicer (a) shall seek the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan,
(iii) the collection of such Prepayment Charge would be in violation of applicable laws or (iv) the Servicer has not received information and documentation sufficient to confirm the existence or amount of such Prepayment Charge. If a Prepayment Charge is waived as permitted by meeting the standard described in clauses (iii) or (iv) above, then the Servicer shall make commercially reasonable efforts to attempt to enforce the obligations of the related Originator under the related Master Agreement to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates; provided, however, that the Servicer shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist the Servicer in enforcing any obligations of any Originator to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the related Assignment Agreement. If the Servicer makes a good faith determination as evidenced by an officer's certificate delivered by the Servicer to the Trustee, that the Servicer's efforts are not reasonably expected to be successful in enforcing such rights, it shall notify the Trustee of such failure and the Trustee, with the cooperation of the Servicer, shall enforce the obligation of the related Originator under the related Master Agreement to pay to the Servicer the amount of such waived Prepayment Charge. If such Originator fails to pay the amount of such waived Prepayment Charge in accordance with its obligations under the related Master Agreement, the Trustee, the Servicer and the Depositor shall consult on further actions to be taken against such Originator.

                  Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in
Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer, in the name of the Trust Fund, is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the Servicing Standard, to execute and deliver, on behalf of the Certificateholders and the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, within five (5) days of the Closing Date, the Trustee shall execute and furnish to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; PROVIDED, such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions by the Servicer or any Sub-Servicers under such powers of attorney.

                  The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, shall be reimbursable to the Servicer by withdrawal from the Collection Account pursuant to Section 3.11.

                  Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Servicer, on escrowed accounts, shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Stated Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, in any such case, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  The Servicer shall also undertake to defend, with respect to a claim against the Trustee or the Trust, any claims against the Trust, the Trustee or itself by a Mortgagor which relate to or affect the servicing of any Mortgage Loan. This shall not be construed as an assumption of liability in such matters. The Trustee shall notify the Servicer of any such claim as soon as practicable after receiving notice of such claim. The Servicer shall not be liable for any delay in responding to any claim of which it has not received timely notice. The Trustee shall cooperate with the Servicer in all aspects of the defense of such claims, including the timely delivery of all relevant litigation files and other related information. In the event the Servicer acts on behalf of the Trustee, the Trust or itself in any such litigation, the Trust shall pay all costs and expenses (including attorneys' fees, court costs, settlements and judgments) associated with the defense and management of such claim; provided, however, that the Servicer shall not be indemnified for any such cost or expense relating to claims against the Servicer and incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder.

                  SECTION 3.02 Sub-Servicing Agreements Between Servicer and
                               Sub-Servicers.

                  (a) The Servicer may enter into Sub-Servicing Agreements with Sub-Servicers, which may be Affiliates of the Servicer, for the servicing and administration of the Mortgage Loans; provided, however, such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of the Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder. The Trustee is hereby authorized to acknowledge, at the request of the Servicer, any Sub-Servicing Agreement. No such acknowledgment shall be deemed to imply that the Trustee has consented to any such Sub-Servicing Agreement, has passed upon whether such Sub-Servicing Agreement meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement or has passed upon whether such Sub-Servicing Agreement is otherwise permitted under this Agreement. The Servicer may, in connection with its duties as Servicer hereunder, enter into transactions with any of its Affiliates relating to the Mortgage Loans; provided, that (i) such transaction is in the ordinary course of business of the Servicer, and (ii) the terms of such transaction are no less favorable to the Servicer than it would obtain in a comparable arm's-length transaction with a person that is not an Affiliate of the Servicer.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. Any variation in any Sub-Servicing Agreements from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

                  SECTION 3.03 Successor Sub-Servicers.

                  The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Servicer or the Trustee (if the Trustee is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Trustee, if such party is then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Termination).

                  SECTION 3.04 Liability of the Servicer.

                  Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05 No Contractual Relationship Between Sub-Servicers
                               and the Trustee or Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trustee or Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section
3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 3.06 Assumption or Termination of Sub-Servicing
                               Agreements by Trustee.

                  In the event the Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Servicer Event of Termination), the Trustee, in addition to its duties under Section 7.02, shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee (or the successor servicer appointed pursuant to

Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Servicer's interest therein and to have replaced the departing Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) neither the Trustee nor any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

                  The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer is the Trustee or it defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

                  SECTION 3.07 Collection of Certain Mortgage Loan Payments.

                  The Servicer shall make reasonable efforts, in accordance with the Servicing Standard, to collect all payments called for under the terms and provisions of the Mortgage Loans and the provisions of any applicable insurance policies provided to the Servicer. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest or any provisions of any Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely Advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"). The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of
Section 3.01 shall be reflected in writing in the Mortgage File.

                  SECTION 3.08 Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                  SECTION 3.09 Collection of Taxes, Assessments and Similar
                               Items; Escrow Accounts.

                  To the extent required by the related Mortgage Note, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), into which all Escrow Payments shall be deposited and retained. Escrow Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, all Escrow Payments collected on account of the Mortgage Loans and shall deposit in the Escrow Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; or (v) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. In the event the Servicer shall deposit in a Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within 10 Business Days of receipt of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Servicer or any Sub-Servicers shall pay to the Mortgagors interest on funds in the Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. The Servicer may pay to itself any excess interest on funds in the Escrow Accounts, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

                  SECTION 3.10 Collection Account and Distribution Account.

                  (a) On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the Collection Account, in no event more than two Business Days after the Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

                  (iv)     any amounts required to be deposited pursuant to
         Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16(c) or Section 10.01;

                  (vii) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03; and

                  (viii) all Prepayment Charges collected by the Servicer and any Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges and ancillary income (other than Prepayment Charges) need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more segregated, non-interest bearing trust accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 1:00 p.m. New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected during the applicable Prepayment Period by the Servicer and Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account, the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.29 (unless such amounts are to be remitted in another manner as specified in the documentation establishing the related Advance Facility).

                  If, by 1:00 p.m. New York time, on the Servicer Remittance Date, the Servicer fails to remit to the Trustee for deposit into the Distribution Account any amounts required to be so remitted by the Servicer pursuant to this Agreement, the Servicer shall pay to the Trustee, for its own account, interest on such amounts at the prime rate for such date (as set forth in the WALL STREET JOURNAL).

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give written notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer, with respect to items (i) through (iv) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items (i) through
(iv) below, shall so deposit, in the Distribution Account:

                  (i)      any Advances, as required pursuant to Section 4.04;

                  (ii)     any amounts required to be deposited pursuant to
         Section 3.23(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to
         Section 10.01;

                  (iv)     any Compensating Interest to be deposited pursuant to
         Section 3.24 in connection with any Prepayment Interest Shortfall; and

                  (v) any amounts required to be paid to the Trustee pursuant to the Agreement, including, but not limited to Section 3.06 and Section 7.02.

                  SECTION 3.11 Withdrawals from the Collection Account and
                               Distribution Account.

                  (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.04:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to
         Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Servicer for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on Mortgage Loans or REO Properties with respect to which such Advances were made in accordance with the provisions of Section 4.04; or (b) without limiting any right of withdrawal set forth in clause (vi) below, any unreimbursed Advances that, upon a Final Recovery Determination with respect to such Mortgage Loan, are Nonrecoverable Advances, but only to the extent that Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for such unreimbursed Advances;

                  (iii) subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan or REO Property, and (c) without limiting any right of withdrawal set forth in clause
         (vi) below, any Servicing Advances made with respect to a Mortgage Loan that, upon a Final Recovery Determination with respect to such Mortgage Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for Servicing Advances;

                  (iv) to pay to the Servicer as additional servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay itself, an Originator or the Seller, as applicable, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of
         Section 4.04;

                  (vii) to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                  (viii) to reimburse the Servicer for expenses incurred by or reimbursable to the Servicer pursuant to Section 6.03;

                  (ix)     to pay itself any Prepayment Interest Excess;

                  (x) to clear and terminate the Collection Account pursuant to Section 10.01; and

                  (xi) to withdraw any amount deposited in the Collection Account and not required to be deposited therein.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above. The Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided that an Officers' Certificate in the form described under Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof.

                  (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i)      to make distributions in accordance with Section
         4.01;

                  (ii)     to pay itself the Trustee Fee pursuant to Section
         8.05;

                  (iii)    to pay any amounts in respect of taxes pursuant to
         Section 9.01(g);

                  (iv) to clear and terminate the Distribution Account pursuant to Section 10.01;

                  (v) to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 3.06, Section 4.01, Section 7.02 and
         Section 8.05;

                  (vi) to pay to the Trustee, any interest or investment income earned on funds deposited in the Distribution Account;

                  (vii) to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.29; and

                  (viii)   to pay to the Custodian, the Custodian Fee.

                  SECTION 3.12 Investment of Funds in the Collection Account,
                               the Distribution Account the Pre-Funding Accounts and the Interest Coverage Accounts.

                  (a) The Servicer may direct any depository institution maintaining the Collection Account and any REO Account to invest the funds on deposit in such accounts, the Depositor may direct any depository institution maintaining the Pre-Funding Accounts and the Interest Coverage Accounts, and the Trustee may invest the funds on deposit in the Distribution Account or hold such funds uninvested (each such account, for the purposes of this Section 3.12, an "Investment Account"). All investments pursuant to this Section 3.12 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, any REO Account, the Interest Coverage Accounts and the Pre-Funding Accounts, and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Servicer shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11, Section 3.29 or
Section 3.23, as applicable. The Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.

                  All income and gain realized from the investment of funds deposited in the Pre-Funding Accounts or the Interest Coverage Accounts held by or on behalf of the Depositor shall be for the benefit of the Depositor and shall be subject to its withdrawal in accordance with Section 4.05. The Depositor shall cause the Seller to deposit in the Pre-Funding Accounts or the Interest Coverage Accounts the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss. Notwithstanding the foregoing, the Trustee may at its discretion, and without liability, hold the funds in the Distribution Account uninvested.

                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and
Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (e) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee pursuant to Section 3.11 or 3.12 or otherwise payable in respect of extraordinary Trust Fund expenses.

                  SECTION 3.13 [Reserved].

                  SECTION 3.14 Maintenance of Hazard Insurance and Errors and
                               Omissions and Fidelity Coverage.

                  (a) The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the current Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof.

Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by competent servicers, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Depositor, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.15 Enforcement of Due-On-Sale Clauses; Assumption
                               Agreements.

                  The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized, to the extent permitted under the related Mortgage Note, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the current underwriting criteria of the Servicer for a mortgage loan similar to the related Mortgage Loan. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.16 Realization Upon Defaulted Mortgage Loans.

                  (a) The Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07. Title to any such property shall be taken in the name of the Trustee or its nominee, on behalf of the Certificateholders, subject to applicable law. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11(a) and Section 3.23. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b)      Notwithstanding the foregoing provisions of this
Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to
Section 4.04(d). The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) The Servicer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this
Section 3.16(c), the Servicer shall be required to continue to make Advances pursuant to Section 4.04. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(c) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price. Upon the satisfaction of the requirements set forth in Section 3.17(a), the Trustee shall immediately deliver the Mortgage File and any related documentation to the Servicer and will execute such documents provided to it as are necessary to convey the Mortgage Loan to the Servicer.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to
Section 3.11(a)(iii) and Advances pursuant to Section 3.11(a)(ii); third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

                  SECTION 3.17 Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Trustee (or the Custodian on behalf of the Trustee), in written (with two executed copies) or electronic format, a Request for Release in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section
3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it or its designee of the Mortgage File. Upon receipt of such certification and request, the Trustee (or the Custodian on behalf of the Trustee) shall, within three Business Days, release the related Mortgage File to the Servicer or its designee (which, shall be sent by overnight mail at the Servicer's expense) and the Servicer is authorized to cause the removal from the registration on the MERS(R) System of any such Mortgage Loan, if applicable. Except as otherwise provided herein, no expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee (or the Custodian on behalf of the Trustee) shall, upon any request made by or on behalf of the Servicer and delivery to the Trustee (or the Custodian on behalf of the Trustee) of two executed copies of a written Request for Release in the form of Exhibit E hereto signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Servicer or its designee within three Business Days, which, shall be sent by overnight mail, at the expense of the Servicer or the related Mortgagor, and the Trustee (or the Custodian on behalf of the Trustee) shall, at the written direction of the Servicer, execute such documents provided to it by the Servicer as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee (or the Custodian on behalf of the Trustee) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Trustee (or the Custodian on behalf of the Trustee) an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee (or the Custodian on behalf of the Trustee), the Servicer shall provide notice to the Trustee (or the Custodian on behalf of the Trustee) of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release, in written (with two executed copies) or electronic format (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, such Mortgage Loan shall be released by the Trustee (or the Custodian on behalf of the Trustee) to the Servicer or its designee within three Business Days.

                  (c) Upon written certification of a Servicing Officer, the Trustee (or the Custodian on behalf of the Trustee) shall execute and deliver to the Servicer or the Sub-Servicer, as the case may be, copies of any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee (or the Custodian on behalf of the Trustee) and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (or the Custodian on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.18 Servicing Compensation.

                  As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as provided in Section 3.29, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

                  Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  The Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to Section 3.11(a)(ix).

                  SECTION 3.19 Reports to the Trustee; Collection Account
                               Statements.

                  Not later than twenty days after each Distribution Date, the Servicer shall forward, upon request, to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

                  SECTION 3.20 Statement as to Compliance.

                  The Servicer will deliver to the Trustee and the Depositor not later than March 15th of each calendar year, commencing in 2006, an Officers' Certificate in the form attached hereto as Exhibit P stating, as to each signatory thereof, that (i) a review of the activities of the

Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee. In addition to the foregoing, the Servicer will, to the extent reasonable, give any other servicing information required by the Securities and Exchange Commission pursuant to applicable law.

                  SECTION 3.21 Independent Public Accountants' Servicing Report.

                  Not later than March 15th of each calendar year, commencing in 2006, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Trustee and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trustee.

                  SECTION 3.22 Access to Certain Documentation; Filing of
                               Reports by Trustee.

                  (a) The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to the Trustee and to any Person identified to the Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it, at the expense of the Person requesting such access.

                  (b) (i) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Securities and Exchange Commission to sign) and the Trustee shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor (or such other entity). The Depositor hereby grants to the Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding anything herein to the contrary, the Depositor, and not the Trustee, shall be responsible for executing each Form 10-K filed on behalf of the Trust.

                  (ii) Each Form 8-K shall be filed by the Trustee within 10 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Subject to
Section 3.22(b)(v), prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Security and Exchange Commission interpretations. The Trustee shall prepare such Form 10-K and provide the Depositor with such Form 10-K not later than March 20th of each year, subject to Section 3.22(b)(v). Following its receipt thereof, the Depositor shall execute such Form 10-K and provide the original of such Form 10-K to the Trustee not later than March 25th (or, if the applicable March 25th is not a Business Day, the next succeeding Business Day) of each year; provided, however, that if the filing of such Form 10-K shall be required to occur on a date earlier than March 30th of each year as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission, then the time periods for preparation and execution of such Form 10-K set forth in this sentence shall be adjusted accordingly. Such Form 10-K when filed shall include as exhibits the Servicer's annual statement of compliance described under
Section 3.20 and the accountant's report described under Section 3.21, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit N-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

                  (iii) In addition, (x) the Trustee shall sign a certification (in the form attached hereto as Exhibit N-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of the Certification (the "Trustee Certification"); provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K, and (y) the Servicer shall sign a certification (in the form attached hereto as Exhibit N-3) for the benefit of the Depositor, the Trustee and their officers, directors and

Affiliates regarding certain aspects of the Certification (the "Servicer Certification"). The Servicer Certification shall be delivered to the Depositor and the Trustee no later than March 15th or if such day is not a Business Day, the preceding Business Day, each year (subject to Section 3.22(b)(v) hereof).

                  In addition, (A) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of third party claims based upon a breach of the Trustee's obligations under this Section 3.22(b) or any material misstatement or omission contained in the Trustee Certification, and (B) the Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based upon a breach of the Servicer's obligations under this
Section 3.22(b)(iii), any material misstatement or omission contained in the Servicer's Certification or any information correctly derived by the Trustee and included in a Form 8-K or Form 10-K from information provided to the Trustee by the Servicer under this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Servicer on the other.

                  (iv) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

                  (v) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

                  (vi) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 3.22(b) comply with the reporting requirements under the Exchange Act, the Trustee and the Servicer hereby agree that they will reasonably cooperate to amend the provisions of this Section 3.22(b) in order to comply with such amended reporting requirements and such amendment of this
Section 3.22(b); provided, however, that the Trustee shall not be responsible for executing any Form 10-K or the Certification. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act.

                  SECTION 3.23 Title, Management and Disposition of REO
                               Property.

                  (a) The deed or certificate of sale of any REO Property shall, subject to applicable laws, be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Servicer, on behalf of REMIC 1, shall sell any REO Property as soon as practicable and in any event no later than the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO Property for purposes of
Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of the REMICs created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by any of the REMICs created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period (subject to the requirement of prompt disposition set forth in Section 3.23(a)) as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the REO Account, in no event more than two Business Days after the Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain, operate and dispose of such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, neither the Servicer nor the Trustee shall:

                  (A) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (B) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (C) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (D) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the REMIC, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (A) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (B) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (C) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (D) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

                  (d)      In addition to the withdrawals permitted under
Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

                  (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer in a manner, at such price and upon such terms and conditions as shall be normal and usual in the Servicing Standard.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged

Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements of the Code.

                  SECTION 3.24 Obligations of the Servicer in Respect of
                               Prepayment Interest Shortfalls.

                  Not later than 1:00 p.m. New York time on each Servicer Remittance Date, the Servicer shall remit to the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) its aggregate Servicing Fee received in the related Due Period. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

                  SECTION 3.25 [Reserved].

                  SECTION 3.26 Obligations of the Servicer in Respect of
                               Mortgage Rates and Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

                  SECTION 3.27 [Reserved].

                  SECTION 3.28 [Reserved].

                  SECTION 3.29 Advance Facility.

                  The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility") under which (1) the Servicer sells, assigns or pledges to another Person (together with such Person's successors and assigns, an "Advancing Person") the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Depositor, the Trustee, the Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility. The Servicer shall notify each other party to this Agreement prior to or promptly after entering into or terminating any Advance Facility.

Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement. If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances including Nonrecoverable Advances ("Advance Reimbursement Amounts") and/or Servicing Advances including Nonrecoverable Advances ("Servicing Advance Reimbursement Amounts" and together with Advance Reimbursement Amounts, "Reimbursement Amounts") (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility), as applicable, pursuant to this Agreement, then the Servicer shall identify such Reimbursement Amounts consistent with the reimbursement rights set forth in Section 3.11(a)(ii), (iii), (vi) and (vii) and remit such Reimbursement Amounts in accordance with Section 3.10(b) or otherwise in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an "Advance Facility Trustee") designated by such Advancing Person. Notwithstanding the foregoing, if so required pursuant to the terms of the Advance Facility, the Servicer may direct, and if so directed the Trustee is hereby authorized to and shall pay to the Advance Facility Trustee the Reimbursement Amounts identified pursuant to the preceding sentence. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in the Available Funds or distributed to Certificateholders.

                  Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer or the Advancing Person had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, except with respect to reimbursement of Nonrecoverable Advances as set forth in this Agreement, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to this Agreement. None of the Depositor or the Trustee shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Depositor or the Trustee have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee. The Servicer shall maintain and provide to any successor servicer and (upon request) the Trustee a detailed accounting on a loan by loan basis as to amounts advanced by, sold, pledged or assigned to, and reimbursed to any Advancing Person. The successor servicer shall be entitled to rely on any such information provided by the predecessor servicer, and the successor servicer shall not be liable for any errors in such information. Any successor Servicer shall reimburse the predecessor Servicer and itself for outstanding Advances and Servicing Advances, respectively, with respect to each Mortgage Loan on a first in, first out ("FIFO") basis; provided that the successor Servicer has received prior written notice from the predecessor Servicer or the Advancing Person of reimbursement amounts owed to the predecessor Servicer. Liquidation Proceeds with respect to a Mortgage Loan shall be applied to reimburse Advances outstanding with respect to that Mortgage Loan before being applied to reimburse Servicing Advances outstanding with respect to that Mortgage Loan.

                  An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding or purchase of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

                  Upon the direction of and at the expense of the Servicer, the Trustee agrees to execute such acknowledgments provided by the Servicer recognizing the interests of any Advance Facility Trustee in such Reimbursement Amounts as the Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.29.

                  The Servicer shall remain entitled to be reimbursed for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

                  The Servicer shall indemnify the Depositor, the Trustee, any successor servicer and the Trust Fund for any loss, liability or damage resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct or breach of its duties hereunder on the part of the Depositor, the Trustee or any successor servicer.

                  Any amendment to this Section 3.29 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.29, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer. Prior to entering into an Advance Facility, the Servicer shall notify the Advancing Person in writing that: (a) the Advances and/or Servicing Advances purchased, financed by and/or pledged to the Advancing Person are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances and/or Servicing Advances financed by the Advancing Person and (b) the Trustee shall not have any responsibility to track or monitor the administration of the Advance Facility between the Servicer and the Advancing Person.

                                   ARTICLE IV

                                  FLOW OF FUNDS

                  SECTION 4.01 Distributions.

                  (a) (I) On each Distribution Date, the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

                  (i) concurrently, to the Holders of the Group I Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Class; and

                  (ii) concurrently, to the Holders of the Group II Certificates, on a PRO RATA basis based on the entitlement of each such Class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

                  (II) On each Distribution Date the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

                  (i) concurrently, to the Holders of the Group II Certificates, on a PRO RATA basis based on the entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for each such Class; and

                  (ii) concurrently, to the Holders of the Group I Certificates, on a PRO RATA basis based on the entitlement of each such Class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

                  (III) On each Distribution Date, distributions to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date shall be distributed sequentially to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such Class.

                  (b) (I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group I Certificates (allocated among Group I Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii) second, after taking into account the amount distributed to the Holders of the Group II Certificates pursuant to
         Section 4.01(b)(II)(i) below on such Distribution Date, to the Holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero.

                  (II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii) second, after taking into account the amount distributed to the Holders of the Group I Certificates pursuant to
         Section 4.01(b)(I)(i) above on such Distribution Date, to the Holders of the Group I Certificates (allocated among Group I Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero.

                  (III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be distributed sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, in each case, until the Certificate Principal Balance thereof has been reduced to zero.

                  (IV) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group I Certificates (allocated among Group I Certificates in the priority described below), the Group I Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii) second, to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(c)(II)(i) below from the Group II Principal Distribution Amount on such Distribution Date.

                  (V) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii) second, to the Holders of the Group I Certificates (allocated among Group I Certificates in the priority described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to
         Section 4.01(c)(I)(i) above from the Group I Principal Distribution Amount on such Distribution Date.

                  (VI) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) third, to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) fourth, to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) fifth, to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) sixth, to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (vii) seventh, to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (viii) eighth, to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ix) ninth, to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (x) tenth, to the Holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (xi) eleventh, to the Holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

                  (xii) twelfth, to the Holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  With respect to the Group I Certificates, all principal distributions will be distributed on a PRO RATA basis based on the Certificate Principal Balance of each such Class, with the exception that if a Sequential Trigger Event is in effect, principal distributions will be distributed sequentially, first, to the Holders of the Class I-A1 Certificates until the Certificate Principal Balance of the Class I-A1 Certificates has been reduced to zero; and second, to the Holders of the Class I-A2 Certificates, until the Certificate Principal Balance of the Class I-A2 Certificates has been reduced to zero.

                  With respect to the Group II Certificates, all principal distributions will be distributed sequentially, first, to the Holders of the Class II-A1 Certificates, until the Certificate Principal Balance of the Class II-A1 Certificates has been reduced to zero; second, to the Holders of the Class II-A2 Certificates, until the Certificate Principal Balance of the Class II-A2 Certificates has been reduced to zero; and third, to the Holders of the Class II-A3 Certificates, until the Certificate Principal Balance of the Class II-A3 Certificates has been reduced to zero.

                  (c) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under Section 4.01(b) above;

                  (ii) to the Holders of the Class I-A2 Certificates, with respect to Allocated Realized Loss Amounts,

                  (iii) sequentially, to the Holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, in that order, in each case, first, up to the Unpaid Interest Shortfall Amount for each such Class and second, up to the Allocated Realized Loss Amount, for each such Class;

                  (iv) to the Net WAC Rate Carryover Reserve Account, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates which exceed the amounts received under the Cap Contracts;

                  (v) to the Holders of the Class C Certificates, (a) the Monthly Interest Distributable Amount and any Overcollateralization Release Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Floating Rate Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

                  (vii) any remaining amounts to the Holders of the Residual Certificates (in respect of the Class R-3 Interest).

                  (d) On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee shall withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the aggregate of any Net WAC Rate Carryover Amounts for such Distribution Date and distribute such amount in the following order of priority:

                  (i) concurrently, to each Class of Class A Certificates, the related Cap Amount, from payments made under the Cap Contract, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

                  (ii) sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, the related Cap Amount, from payments made under the Cap Contract, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

                  (iii) concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (i) above, on a PRO RATA basis based on such respective remaining Net WAC Rate Carryover Amounts; and

                  (iv) sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (ii) above.

                  (e) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Servicer Prepayment Charge Amounts paid by the Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

                  (f) The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

                  (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

                  On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.10 shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  (i) It is the intention of all of the parties hereto that the Class C Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests and that the Residual Certificates are to receive no principal and interest. If the Trustee determines that the Residual Certificates are entitled to any distributions, the Trustee, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution but shall make such distribution in accordance with the terms of this Agreement until this Agreement is amended as specified in the following sentence. Upon such notification, the Depositor will request an amendment to the Pooling and Servicing Agreement to revise such mistake in the distribution provisions. The Residual Certificate Holders, by acceptance of their Certificates, and the Servicer(s), hereby agree to any such amendment and no further consent shall be necessary, notwithstanding anything to the contrary in Section 11.01 of this Pooling and Servicing Agreement; provided, however, that such amendment shall otherwise comply with Section 11.01 hereof.

                  SECTION 4.02 [Reserved].

                  SECTION 4.03 Statements.

                  (a) On each Distribution Date, based, as applicable, on information provided to it by the Servicer, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Servicer and the Rating Agencies, a statement as to the distributions made on such Distribution
Date:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

                  (iii)    the Overcollateralized Amount, the
         Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

                  (iv) the aggregate amount of servicing compensation received by the Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (v)      the aggregate amount of Advances for the related Due
         Period;

                  (vi) the Pool Balance at the Close of Business at the end of the related Due Period;

                  (vii) the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

                  (viii) the number and aggregate unpaid Stated Principal Balance of Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the Close of Business on the last day of the calendar month preceding such Distribution Date and (D) REO Properties, as well as the aggregate principal balance of Mortgage Loans that were liquidated and the net proceeds resulting therefrom;

                  (ix)     [reserved];

                  (x) the total number and cumulative Stated Principal Balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period and the number and aggregate Stated Principal Balance of all Subsequent Mortgage Loans added during the Funding Period;

                  (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period, separately indicating Principal Prepayments in full and Principal Prepayments in part;

                  (xii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the cumulative amount of Subsequent Recoveries received since the Closing Date;

                  (xiii) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account for such Distribution Date;

                  (xiv) the Certificate Principal Balance of each Class of Floating Rate Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date;

                  (xv) the Monthly Interest Distributable Amount in respect of each Class of Floating Rate Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each Class of Floating Rate Certificates and the Class C Certificates for such Distribution Date;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

                  (xvii) the Credit Enhancement Percentage for such Distribution Date;

                  (xviii) the Net WAC Rate Carryover Amount for each Class of Floating Rate Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                  (xix) any Overcollateralization Target Amount, Overcollateralized Amount and Overcollateralization Deficiency Amount after giving effect to the distribution of principal on such Distribution Date;

                  (xx) when the Stepdown Date or a Trigger Event has occurred;

                  (xxi)    the Available Funds;

                  (xxii) the respective Pass-Through Rates applicable to each Class of Floating Rate Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to each Class of Floating Rate Certificates for the immediately succeeding Distribution Date;

                  (xxiii)  payments, if any, made under the Cap Contract; and

                  (xxiv) the amount on deposit in the Pre-Funding Accounts and the Interest Coverage Accounts; and

                  (xxv) for the distribution occurring on the Distribution Date immediately following the end of the Funding Period, the balance on deposit in the Group I Pre-Funding Account and/or the Group II Pre-Funding Account that has not been used to purchase Subsequent Group I Mortgage Loans and/or Subsequent Group II Mortgage

         Loans, as applicable, and that is being distributed to the related Class A Certificates as a mandatory distribution of principal, if any, on such Distribution Date.

                  The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at "https://www.tss.db.com/invr". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (800) 735-7777. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement. The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

                  In the case of information furnished pursuant to subclauses
(i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

                  (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

                  (c) On each Distribution Date, the Trustee shall make available to the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

                  (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

                  SECTION 4.04 Remittance Reports; Advances.

                  (a) By the second Business Day following each Determination Date, the Servicer shall deliver or cause to be delivered to the Trustee by telecopy or electronic mail (or by such other means as the Servicer and the Trustee may agree from time to time) up to two Remittance Reports with respect to the related Distribution Date, which Remittance Reports the Trustee shall use in preparing the statement pursuant to Section 4.03. No later than the second Business Day following each Determination Date, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by
Section 4.01 and to prepare the statements to Certificateholders contemplated by
Section 4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

                  (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.

                  On or before 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or
(ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Servicer to make an Advance as permitted in the preceding sentence shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance
Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Servicer by telecopy by the Close of Business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

                  (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until all Liquidation Proceeds thereon have been recovered, or a Final Recovery Determination has been made thereon.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor and the Trustee.

                  SECTION 4.05 Pre-Funding Accounts.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain two segregated trust accounts that are each Eligible Accounts, which shall be titled "Group I Pre-Funding Account, Deutsche Bank National Trust Company, as trustee for the registered holders of Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1" (the "Group I Pre-Funding Account") and "Group II Pre-Funding Account, Deutsche Bank National Trust Company, as trustee for the registered holders of Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1" (the "Group II Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit in the applicable Pre-Funding Account and retain therein the Original Group I Pre-Funded Amount and the Original Group II Pre-Funded Amount, as applicable, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) The Trustee will invest funds deposited in the Pre-Funding Accounts as directed by the Depositor in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment or (iii) within one Business Day of the Trustee's receipt thereof. For federal income tax purposes, the Depositor shall be the owner of the Pre-Funding

Accounts and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Accounts shall be transferred to the Depositor. The Depositor shall deposit in the Pre-Funding Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Pre-Funding Accounts be assets of any REMIC created hereunder.

                  (c) Amounts on deposit in the Pre-Funding Accounts shall be withdrawn by the Trustee as follows:

                  (i) On any Subsequent Transfer Date, the Trustee shall withdraw from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, an amount equal to 100% of the Stated Principal Balances of the Subsequent Group I Mortgage Loans or the Subsequent Group II Mortgage Loans, as applicable, transferred and assigned to the Trustee for deposit in the Mortgage Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section
         2.08 with respect to such transfer and assignment;

                  (ii) If the amount on deposit in the Pre-Funding Accounts (exclusive of any investment income therein) has not been reduced to zero during the Funding Period, on the day immediately following the termination of the Funding Period, the Trustee shall deposit into the Distribution Account any amounts remaining in the Pre-Funding Accounts (exclusive of any investment income therein) for distribution in accordance with the terms hereof;

                  (iii) To distribute to the Interest Coverage Account any income and gain realized from the investment of funds in the Pre-Funding Accounts;

                  (iv) To withdraw any amount not required to be deposited in the Pre-Funding Accounts or deposited therein in error; and

                  (v) To clear and terminate the Pre-Funding Accounts upon the earlier to occur of (A) the Distribution Date immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

                  Withdrawals pursuant to clauses (i), (ii) and (iii) shall be treated as contributions of cash to REMIC 1 on the date of withdrawal.

                  SECTION 4.06 Interest Coverage Accounts.

                  (a) If amounts are required to be deposited in the Interest Coverage Accounts, no later than the Closing Date, the Trustee shall establish and maintain a segregated non-interest bearing trust account that is an Eligible Account, which shall be titled (i) "Group I Interest Coverage Account, Deutsche Bank National Trust Company, as trustee for the registered holders of Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1" (the "Group I Interest Coverage Account") and (ii) "Group II Interest Coverage Account, Deutsche Bank

National Trust Company, as trustee for the registered holders of Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1" (the "Group II Interest Coverage Account"). The Trustee shall, promptly upon receipt, deposit in each Interest Coverage Account and retain therein the related Interest Coverage Amount, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Interest Coverage Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein

                  (b) The Trustee shall invest funds deposited in the Interest Coverage Accounts in Permitted Investments of the kind described in clauses (i), (v) or (vi) of the definition of Permitted Investments, as specified in a written direction from the Depositor, with a maturity date no later than the second Business Day preceding each Distribution Date. For federal income tax purposes, the holder of the largest Percentage Interest of the Residual Certificates shall be the owner of the Interest Coverage Accounts and shall report all items of income, deduction, gain or loss arising therefrom. At no time shall either Interest Coverage Account be an asset of any Trust REMIC. All income and gain realized from investment of funds deposited in the Interest Coverage Accounts shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor on the first Business Day following each Distribution Date. The Depositor shall deposit in the Interest Coverage Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

                  (c) On each Distribution Date during the Funding Period and on the last day of the Funding Period, the Trustee shall withdraw from the related Interest Coverage Account and deposit in the Distribution Account an amount equal to 30 days' interest on the excess, if any, of the related Original Pre-Funded Amount, over the aggregate Stated Principal Balance of related Subsequent Mortgage Loans that both (i) had a Due Date during the Due Period relating to such Distribution Date and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Distribution Date occurs, at a per annum rate equal to the weighted average Pass-Through Rate of the related Offered Certificates for such Distribution Date, with the Pass-Through Rate on the related Offered Certificates, solely for the purposes of the foregoing calculation, multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period for such Class for such Distribution Date, and the denominator of which is 30. Such withdrawal and deposit shall be treated as a contribution of cash by the Servicer to REMIC I. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date, the Trustee shall withdraw from the Interest Coverage Accounts and remit to the Depositor or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the second preceding sentence on each subsequent Distribution Date, if any, that shall occur during the Funding Period or that shall be the last day of the Funding Period, if no Subsequent Mortgage Loans were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date (assuming that LIBOR remains constant at the level of LIBOR applicable to the calculation of the Pass-Through Rate for the Class A Certificates and Mezzanine Certificates for the current Distribution Date).

                  (d) Upon the earlier of (i) the Distribution Date immediately following the end of the Funding Period, (ii) the reduction of the aggregate Certificate Principal Balance of the

Class A Certificates and the Mezzanine Certificates to zero or (iii) the termination of this Agreement in accordance with Section 10.01, any amount remaining on deposit in the Interest Coverage Accounts after distributions pursuant to paragraph (c) above shall be withdrawn by the Trustee and paid to the Depositor or its designee..

                  SECTION 4.07 Net WAC Rate Carryover Reserve Account.

                  No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1." All amounts deposited in the Net WAC Rate Carryover Reserve Account shall be distributed to the Holders of the Floating Rate Certificates in the manner set forth in Section 4.01(d).

                  On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Floating Rate Certificates, the Trustee has been directed by the Class C Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(d)(iv), rather than distributing such amounts to the Class C Certificateholders. In addition, any payments received by the Trustee under the Cap Contract on each Distribution Date will be deposited into the Net WAC Rate Carryover Reserve Account. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Floating Rate Certificates, and will distribute such amounts to the Holders of the Floating Rate Certificates in the amounts and priorities set forth in Section 4.01(d).

                  On each Distribution Date, any amounts remaining in the Net WAC Rate Carryover Reserve Account (representing payments received by the Trustee under the Cap Contract) after the payment of any Net WAC Rate Carryover Amounts on the Floating Rate Certificates for such Distribution Date, shall be payable to the Trustee.

                  For federal and state income tax purposes, the Trustee will be deemed to be the owner of the Net WAC Rate Carryover Reserve Account. All amounts deposited into the Net WAC Rate Carryover Reserve Account (other than amounts received under the Cap Contract) shall be treated as amounts distributed by REMIC 3 to the Holder of the Class C Interest and by REMIC 4 to the Holder of the Class C Certificates. The Net WAC Rate Carryover Reserve Account will be an "outside reserve fund" within the meaning of Treasury regulation Section 1.860G-2(h). Upon the termination of the Trust, or the payment in full of the Floating Rate Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Trustee or its designee. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Floating Rate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  Amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

                  For federal tax return and information reporting, the value of the right to receive payments from the Net WAC Rate Carryover Account is $85,000.

                  SECTION 4.08 [Reserved].

                  SECTION 4.09 Distributions on the REMIC Regular Interests.

                  (a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

                  With respect to the Group I Mortgage Loans:

                  (1)(i) to the Holders of REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT1PF and REMIC 1 Regular Interest LTP in an amount equal to (A) the Uncertificated Accrued Interest for each REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (ii) to the Holders of REMIC 1 Regular Interest LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (2) to the Holders of REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT1PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) to the Holders of REMIC 1 Regular Interest LT1, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1 is reduced to zero;

                           (b) to the Holders of REMIC 1 Regular Interest LT1PF, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1PF is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

                  With respect to the Group II Mortgage Loans:

                  (1) to the Holders of REMIC 1 Regular Interest LT2 and REMIC 1 Regular Interest LT2PF in an amount equal to (A) the Uncertificated Accrued Interest for each REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (2) to the Holders of REMIC 1 Regular Interest LT2 and REMIC 1 Regular Interest LT2PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) to the Holders of REMIC 1 Regular Interest LT2, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2 is reduced to zero;

                           (b) to the Holders of REMIC 1 Regular Interest LT2PF, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2PF is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1 to the Holders of REMIC 1 Regular Interest LTP. The payment of the foregoing amounts to the Holders of REMIC 1 Regular Interest LTP shall not reduce the Uncertificated Principal Balance thereof.

                  (b) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

                  (i) first, to the extent of Available Funds, to Holders of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIA2, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTB1, REMIC 2 Regular Interest LTB2, REMIC 2 Regular Interest LTB3, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LTP, on a PRO

         RATA basis, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LTZZ shall be reduced and deferred when the REMIC 2 Overcollateralization Amount is less than the REMIC 2 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIA2, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTB1, REMIC 2 Regular Interest LTB2 and REMIC 2 Regular Interest LTB3, in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of the REMIC 2 Regular Interest LTZZ shall be increased by such amount; and

                  (ii) second, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) 98.00% of such remainder to the Holders of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero; provided, however, that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LTP, until $100 has been distributed pursuant to this clause;

                           (b) 2.00% of such remainder first, to the Holders of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIA2, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTB1, REMIC 2 Regular Interest LTB2 and REMIC 2 Regular Interest LTB3, of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero, and second, to the Holders of REMIC 2 Regular Interest LTZZ, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, in that order and (ii) REMIC 2 Regular Interest LTZZ, respectively; provided that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LT1P, until $100 has been distributed pursuant to this clause.

                  SECTION 4.10 Allocation of Realized Losses.

                  (a) All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and fifteenth, with respect to Realized Losses on the Group I Mortgage Loans, to the Class I-A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Mezzanine Certificate, Class B Certificate or Class I-A2 Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificates shall be made first by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(d)(iv). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates (except for the Class I-A2 Certificates) or the Class P Certificates.

                  (b) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT1PF until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero; provided however, with respect to the first three Distribution Dates, all Realized Losses on the Initial Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1 until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1PF until the Uncertificated Principal Balance thereof has been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the REMIC 1 Regular Interest LT2 and REMIC 1 Regular Interest LT2PF until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero; provided however, with respect to the first three Distribution Dates, all Realized Losses on the Initial Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2 until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2PF until the Uncertificated Principal Balance thereof has been reduced to zero.

                  (c) All Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTB3 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTB3 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTB2 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTB2 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTB1 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTB1 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM9 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM8 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM7 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the

Uncertificated Principal Balance of REMIC 2 Regular Interest LTM7 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM6 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM6 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM5 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM5 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM4 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM4 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM3 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM3 has been reduced to zero; thirteenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM2 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM2 has been reduced to zero; and fourteenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM1 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM1 has been reduced to zero.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01 The Certificates.

                  Each of the Floating Rate Certificates, the Class P Certificates, the Class C Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Floating Rate Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1.00 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class P Certificates, the Class C Certificates and the Residual Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued and outstanding at any one time.

                  The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Floating Rate Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

                  SECTION 5.02 Registration of Transfer and Exchange of
                               Certificates.

                  (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

                  Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph which office shall initially be the offices of the Trustee's agent located at c/o DTC

Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

                  At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the holder thereof may exchange, in the manner described above, such Class R-X Certificate for two separate certificates, each representing such holder's respective Percentage Interest in the Class R-4 Interest and the Class R-5 Interest that was evidenced by the Class R-X Certificate being exchanged.

                  (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository;
(ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

                  (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, in the case of (i) and (ii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  (d) No transfer, sale, pledge or other disposition of any Class B Certificate, Class C Certificate, Class P Certificate or Residual Certificate (the "Private Certificates") shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Class R-X Certificates, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as

Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the foregoing, in the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Ownership Interest by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the transferor representations and warranties set forth Exhibit L hereto in respect of such interest as if it was evidenced by a Definitive Certificate and the transferee will be deemed to have made each of the transferee representations and warranties set forth Exhibit J hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Book-Entry Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the foregoing, no certification or Opinion of Counsel described above in this Section 5.02(d) will be required in connection with the transfer, on the Closing Date, of any Residual Certificate by the Depositor to an "accredited investor" within the meaning of Rule 501 of the 1933 Act.

                  No transfer of a Class C Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit M, unless the Trustee is provided with an Opinion of Counsel for the benefit of the Depositor, the Trustee and the Servicer and on which they may rely which establishes to the satisfaction of the Trustee that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  Each Transferee of a Mezzanine Certificate or Class B Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) (or in the case a Class B Certificate, must represent) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) in the case of the Mezzanine Certificates it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 90-59, 55 Fed. Reg. 36724 (September 6,
1990), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58,
65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487
(August 22, 2002) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) in the case of the Mezzanine Certificates and, if the Class B Certificates are offered or placed in a qualifying offering under the Exemption, the Class B Certificates the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Mezzanine Certificate or Private Certificate or any interest therein is acquired or held in violation of the provisions of the two preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Servicer, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a PRO RATA undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                  (A) an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                  (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

                  The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

                  (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

                  SECTION 5.03 Mutilated, Destroyed, Lost or Stolen
                               Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04 Persons Deemed Owners.

                  The Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Trustee, the Certificate Registrar or any

Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05 Appointment of Paying Agent.

                  (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

                  (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

                  SECTION 6.01 Liability of the Servicer and the Depositor.

                  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

                  SECTION 6.02 Merger or Consolidation of, or Assumption of the
                               Obligations of, the Servicer or the Depositor.

                  Any entity into which the Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

                  SECTION 6.03 Limitation on Liability of the Servicer and
                               Others.

                  Neither the Servicer nor the Depositor nor any of the directors or officers or employees or agents of the Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer or the Depositor in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or the Depositor, as the case may be, or by reason of its reckless disregard of its obligations and duties of the Servicer or the Depositor, as the case may be, hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and the Depositor, and any director or officer or employee or agent of the Servicer or the Depositor, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its obligations and duties hereunder or by reason of its failure to perform its obligations or duties hereunder and (ii) any breach of a representation or warranty regarding the Mortgage Loans. The Servicer or the Depositor may initiate any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Servicer acts without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities. Without limiting the foregoing, the Servicer shall undertake to defend any claims against the Trust Fund, the Trustee and/or itself initiated by a Borrower or otherwise related to the servicing of any Mortgage Loan, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04 Servicer Not to Resign.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee. No resignation of the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the assumption of servicing duties by the Trustee or the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement.

                  SECTION 6.05 Delegation of Duties.

                  In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans. The Servicer shall provide the Trustee with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

                  SECTION 6.06 [Reserved].

                  SECTION 6.07 Inspection.

                  The Servicer, in its capacity as Servicer, shall afford the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01 Servicer Events of Termination.

                  (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by the Servicer to make any Advance; or (B) any other failure by the Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights; or

                  (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days), after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Trustee by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) of actual knowledge of such failure by a Servicing Officer of the Servicer; or

                  (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (v) Any failure by the Servicer of the Servicer Termination Test;

                  (b) then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 11:00 A.M., New York time, on the Business Day immediately following the Servicer Remittance Date (provided the Trustee shall give the Servicer notice of such failure to advance by 5:00 P.M. New York time on the Servicer Remittance Date), the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii) or (iv) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Depositor and the Servicer. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by the Servicer, by the Trust.

                  SECTION 7.02 Trustee to Act; Appointment of Successor.

                  (a) From the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to
Section 7.01 or 6.04, the Trustee (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make advances. Notwithstanding the foregoing, the Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. It is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. As compensation therefor, the Trustee (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to reimburse the Trustee pursuant to Section 3.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

                  (b) Any successor to the Servicer, including the Trustee, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.14.

                  SECTION 7.03 Waiver of Defaults.

                  The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

                  SECTION 7.04 Notification to Certificateholders.

                  (a) Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

                  (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured.

                  SECTION 7.05 Survivability of Servicer Liabilities.

                  Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

                  SECTION 8.01 Duties of Trustee.

                  The Trustee, prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the

         Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or of the existence of any Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Depositor, the Servicer or the Majority Certificateholders.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                  SECTION 8.02 Certain Matters Affecting the Trustee.

                  (a)      Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand and, if not reimbursed by the Servicer, shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees;

                  (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                  (ix) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account or the REO Account made at the direction of the Servicer pursuant to Section 3.12; and

                  (x) The Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to
         Section 3.11.

                  In order to comply with its duties under the U.S. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, such parties' name, address and other identifying information.

                  SECTION 8.03 Trustee Not Liable for Certificates or Mortgage
                               Loans.

                  The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document or MERS or the MERS System other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor, the Originator, the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), any Sub-Servicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Sub-Servicer taken in the name of the Trustee; the failure of the Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to
Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

                  SECTION 8.04 Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Originator, the Servicer, the Depositor or their Affiliates.

                  SECTION 8.05 Trustee Fee, Custodian Fee and Expenses.

                  (a) The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee prior to making any distributions to Certificateholders. The Trustee shall be provided a copy of the separate fee schedule between the Depositor and the Custodian. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to the Custodian, the Custodian Fee prior to making any distributions to Certificateholders.

                  (b) The Trustee, or any director, officer, employee or agent of the Trustee, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer's obligations and duties under this Agreement for which the Trustee is indemnified under Section 8.05(b) or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's obligations under Article X hereof. It is understood by the parties hereto that a "claim" as used in the preceding sentence includes any claim for indemnification made by the Custodian under Section 22 of the Custodial Agreement; provided, however, that the Trustee shall not lose any right it may have to indemnification under this Section 8.05 due to the willful misfeasance, bad faith or negligence of the Custodian in the performance of its duties under the Custodial Agreement or by reason of the Custodian's reckless disregard of its obligations and duties under the Custodial Agreement. Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee, in respect of the indemnification provided by this Section 8.05(a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time. The foregoing indemnity shall survive the resignation or removal of the Trustee.

                  (c) The Servicer agrees to indemnify the Trustee or any director, officer, employee or agent of the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee and the Servicer for actions prior to such resignation or removal. Any payment hereunder made by the Servicer to the Trustee shall be from the Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  SECTION 8.06 Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07.

                  SECTION 8.07 Resignation or Removal of Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Servicer may remove the Trustee. If the Depositor or the Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

                  Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

                  SECTION 8.08 Successor Trustee.

                  Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                  No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

                  SECTION 8.09 Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Servicer and the Trustee, acting jointly, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                  SECTION 8.11 Limitation of Liability.

                  The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

                  SECTION 8.12 Trustee May Enforce Claims Without Possession of
                               Certificates.

                  (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                  (b) The Trustee shall afford the Seller, the Depositor, the Servicer and each Certificateholder upon reasonable prior notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Servicer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor and such Certificateholder and shall make available to the Seller, the Servicer, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

                  SECTION 8.13 Suits for Enforcement.

                  In case a Servicer Event of Termination or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Majority Certificateholders, or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

                  SECTION 8.14 Waiver of Bond Requirement.

                  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

                  SECTION 8.15 Waiver of Inventory, Accounting and Appraisal
                               Requirement.

                  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                  SECTION 8.16 Appointment of the Custodian.

                  The Trustee shall, at the direction of the Depositor and with the consent of the Servicer, appoint the Custodian to hold all or a portion of the Mortgage Files. The appointment of the Custodian may at any time be terminated and a substitute Custodian appointed therefor at the direction of the Depositor to the Trustee, the consent to which shall not be unreasonably withheld. The Custodian shall be entititled to its fees and expenses in accordance with the Custodial Agreement, which fees and expenses shall be paid to the Custodian from the Trust in accordance with Section 8.05. Subject to
Article VIII hereof, the Trustee agrees to comply with the terms of the Custodial Agreement, which agreement may be amended from time to time, and shall have the right to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by the Custodian. Notwithstanding anything to the contrary in this Agreement, the Custodian is not an agent of the Trustee and in no event shall the Trustee be liable for any acts, omission, duties, obligations, or liabilities of the Custodian. In no event shall the appointment of the Custodian pursuant to the Custodial Agreement diminish the obligations of the Trustee hereunder.

                                   ARTICLE IX

                              REMIC ADMINISTRATION

                  SECTION 9.01 REMIC Administration.

                  (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

                  (c) The Trustee shall pay any and all expenses relating to any tax audit of any REMIC (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel. The Trustee shall be entitled to reimbursement of expenses incurred pursuant to this
Section 9.01(c) to the extent provided in Section 8.05.

                  (d) The Trustee shall prepare, sign and file, all of the REMICs' federal and state tax and information returns (including Form 8811) as the direct representative each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee.

                  (e) The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the related "Tax Matters Person") with respect to REMIC 1, REMIC 2 and REMIC 3 and shall act as Tax Matters Person for REMIC 1, REMIC 2 and REMIC 3. The Holder of the Class R-X Certificate at any time holding the largest Percentage Interest thereof shall be the Tax Matters Person with respect to REMIC 4 and REMIC 5 and shall act as Tax Matters Person for REMIC 4 and REMIC 5. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee, as agent for the Tax Matters Person, shall represent each REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any REMIC and otherwise act on behalf of any REMIC in relation to any tax matter involving the Trust.

                  (f) The Trustee, the Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Servicer nor the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

                  (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. Subject to the foregoing, in the event that a REMIC incurs a state or local tax, including franchise taxes, as a result of a determination that such REMIC is domiciled in the State of California for state tax purposes by virtue of the location of the Servicer, the Servicer agrees to pay on behalf of such REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the related Residual Certificate fails to pay such taxes, if any, when imposed.

                  (h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

                  (i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

                  (j) Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

                  (k) On or before April 15 of each calendar year beginning in 2005, the Servicer shall deliver to the Trustee and each Rating Agency an Officers' Certificate stating the Servicer's compliance with the provisions of this Section 9.01.

                  (l) The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

                  SECTION 9.02 Prohibited Transactions and Activities.

                  Neither the Depositor, the Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

                  SECTION 9.03 Indemnification with Respect to Certain Taxes and
                               Loss of REMIC Status.

                  (a) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                  (b) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                                    ARTICLE X

                                   TERMINATION

                  SECTION 10.01 Termination.

                  (a) The respective obligations and responsibilities of the Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust,
(iii) the optional purchase by the Terminator of the Mortgage Loans as described below and (iv) the Distribution Date in April 2035. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                  The majority Holder of the Class C Certificates (unless such Holder is the Seller, Greenwich Capital Markets, Inc. or an Affiliate of either of them), or if such Holder (x) fails to exercise such option or (y) is the Seller, Greenwich Capital Markets, Inc. or an Affiliate of either of them, the Servicer (with the written consent of the Depositor or an Affiliate thereof, such consent not to be unreasonably withheld) (either such Holder or the Servicer, as applicable, the "Terminator"), may, at its option, terminate this Agreement on any date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the sum of (i) the aggregate Stated Principal Balances of the Initial Mortgage Loans on the Cut-off Date and (ii) the Original Pre-Funded Amounts, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (ii) fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 10.01(c) by (x) the Servicer, if it is the Terminator, (y) the Holders of a majority in Percentage Interest in the Class C Certificates and (z) if the Adjustable-Rate Certificates will not receive all amounts owed to it as a result of the termination, the Trustee, provided that if this clause (z) applies to such determination, such determination shall be based solely upon an appraisal obtained as provided in the last sentence of this paragraph), plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts (the "Termination Price"); provided, however, such option may only be exercised if the

Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture. If the determination of the fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Servicer, if it is the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trustee as provided in (ii) above, such determination shall be based on an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Servicer, if it is the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trustee in their reasonable discretion, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such appraisal.

                  In connection with any such purchase pursuant to the preceding paragraph, the Terminator shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

                  Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

                  (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Terminator, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

                  (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

                  (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Residual Certificateholders for payment.

                  SECTION 10.02 Additional Termination Requirements.

                  (a) In the event that the Terminator exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 90 days prior to the final Distribution Date, the Terminator shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Terminator for cash pursuant to the terms of the plan of complete liquidation.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01 Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee; and without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein (iii) to amend the provisions of Section 3.22(b) or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by either (a) an Opinion of Counsel delivered to the Trustee or (b) written notice to the Depositor, the Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or Rating Agency confirmation shall be required to address the effect of any such amendment on any such consenting Certificateholder. Notwithstanding the foregoing, neither an Opinion of Counsel nor written notice to the Depositor, the Servicer and the Trustee from the Rating Agencies will be required in connection with an amendment to the provisions of Section 3.22(b).

                  In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates (as evidenced by either
(i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, the Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

                  Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

                  Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02 Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.03 Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04 Governing Law; Jurisdiction.

                  This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

                  SECTION 11.05 Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Servicer, Select Portfolio Servicing, Inc., P.O. Box 65428, Salt Lake City, Utah 84165-0428, Attention:
General Counsel (telecopy number: (801) 293-2555), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Servicer, (b) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - GC05S1 (telecopy number: (714) 247-6329), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Servicer in writing by the Trustee, and (c) in the case of the Depositor, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address as may be furnished to the Servicer and the Trustee in writing by the Depositor. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06 Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07 Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.08 Notice to the Rating Agencies.

                  (a) Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or Servicer, as the case may be, has actual knowledge:

                  (i)      any material change or amendment to this Agreement;

                  (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

                  (iii) the resignation or termination of the Servicer or the Trustee;

                  (iv) the final payment to Holders of the Certificates of any Class;

                  (v)      any change in the location of any Account; and

                  (vi) if the Trustee is acting as successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

                  (b) In addition, the Trustee shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Sections 4.03 and 3.19 hereof and the Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i)      each annual statement as to compliance described in
         Section 3.20 hereof;

                  (ii) each annual independent public accountants' servicing report described in Section 3.21 hereof; and

                  (iii) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

                  Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to
(i) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and (ii) Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, NY 10041, Attention: Residential Mortgage Surveillance Group.

                  SECTION 11.09 Further Assurances.

                  Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

                  SECTION 11.10 Benefits of Agreement.

                  Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  SECTION 11.11 Acts of Certificateholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                               FINANCIAL ASSET SECURITIES CORP.,
                                               as Depositor


                                               By: /s/ Frank Skibo
                                                   -----------------------------
                                               Name:  Frank Skibo
                                               Title: Managing Director



                                               SELECT PORTFOLIO SERVICING, INC.,
                                               as Servicer


                                               By: /s/ Robert J. Holz
                                                   -----------------------------
                                               Name:  Robert J. Holz
                                               Title: Executive Vice President



                                               DEUTSCHE BANK NATIONAL TRUST
                                               COMPANY, as Trustee


                                               By: /s/ Eiko Akiyama
                                                   -----------------------------
                                               Name:  Eiko Akiyama
                                               Title: Associate


                                               By: /s/ Barbara Campbell
                                                   -----------------------------
                                               Name:   Barbara Campbell
                                               Title:  Vice President

STATE OF     )
             ) ss.:
COUNTY OF    )

                  On the ____th day of February, 2005 before me, a notary public in and for said State, personally appeared ___________________known to me to be a ____________________ of Financial Asset Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   _____________________________
                                                           Notary Public

STATE OF    )
            ) ss.:
COUNTY OF   )

                  On the th day of February, 2005 before me, a notary public in and for said State, personally appeared ___________________known to me to be a ___________________ of Select Portfolio Servicing, Inc., a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  ______________________________
                                                  Notary Public - State of Texas

STATE OF     )
             ) ss.:
COUNTY OF    )

                  On the th day of February, 2005 before me, a notary public in and for said State, personally appeared____________________, known to me to be a(n)____________________ and _____________________, known to me to be a(n)
_____________________of Deutsche Bank National Trust Company, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   _____________________________
                                                           Notary Public

                                   EXHIBIT A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial Certificate Principal Balance           :   $241,800,000.00
of this Certificate ("Denomination")

Original Class Certificate                      :   $241,800,000.00
Principal Balance of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CG 1

Class                                           :   I-A1

Assumed Maturity Date                           :   April 2035

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                   CLASS I-A1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-A1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class I-A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class I-A1 Certificate (obtained by dividing the Denomination of this Class I-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class I-A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class I-A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-1-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                        SOUNDVIEW HOME LOAN TRUST 2005-1


                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        not in its individual capacity, but
                                        solely as Trustee


                                        By:_________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-1-3

                       [Reverse of Class I-A1 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-1-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-1-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-1-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-1-7

                                   EXHIBIT A-2

                         FORM OF CLASS I-A2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial Certificate Principal Balance           :   $60,427,000.00
of this Certificate ("Denomination")

Original Class Certificate                      :   $60,427,000.00
Principal Balance of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CH 9

Class                                           :   I-A2

Assumed Maturity Date                           :   April 2035



                                     A-2-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                   CLASS I-A2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-A2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class I-A2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class I-A2 Certificate (obtained by dividing the Denomination of this Class I-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-A2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-A2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class I-A2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class I-A2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-2-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-2-3

                       [Reverse of Class I-A2 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-2-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-2-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________


Dated:_________________



                                     A-2-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-2-7

                                   EXHIBIT A-3

                        FORM OF CLASS II-A1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial Certificate Principal Balance           :   $123,000,000.00
of this Certificate ("Denomination")

Original Class Certificate                      :   $123,000,000.00
Principal Balance of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CJ 5

Class                                           :   II-A1

Rated Final Distribution Date                   :   April 2035



                                     A-3-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                   CLASS II-A1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A1 Certificate (obtained by dividing the Denomination of this Class II-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class II-A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class II-A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-3-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-3-3

                      [Reverse of Class II-A1 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-3-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-3-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-3-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-3-7

                                   EXHIBIT A-4

                        FORM OF CLASS II-A2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial Certificate Principal Balance           :   $127,000,000.00
of this Certificate ("Denomination")

Original Class Certificate                      :   $127,000,000.00
Principal Balance of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CK 2

Class                                           :   II-A2

Assumed Maturity Date                           :   April 2035



                                     A-4-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                   CLASS II-A2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A2 Certificate (obtained by dividing the Denomination of this Class II-A2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class II-A2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class II-A2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-4-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-4-3

                      [Reverse of Class II-A2 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-4-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-4-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-4-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-4-7

                                   EXHIBIT A-5

                        FORM OF CLASS II-A3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial Certificate Principal Balance           :   $  32,440,000.00
of this Certificate ("Denomination")

Original Class Certificate                      :   $  32,440,000.00
Principal Balance of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CL 0

Class                                           :   II-A3

Assumed Maturity Date                           :   April 2035



                                     A-5-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                   CLASS II-A3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A3 Certificate (obtained by dividing the Denomination of this Class II-A3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class II-A3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class II-A3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-5-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-5-3

                      [Reverse of Class II-A3 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-5-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-5-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-5-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-5-7

                                   EXHIBIT A-6

                         FORM OF CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES AND THE CLASS II-A3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $ 38,900,000.00
Certificate ("Denomination")

Original Class  Certificate  Principal  Balance :   $ 38,900,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CM 8

Class                                           :   M-1

Assumed Maturity Date                           :   April 2035



                                     A-6-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS M-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-6-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-6-3

                       [Reverse of Class M-1 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-6-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-6-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-6-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-6-7

                                   EXHIBIT A-7

                         FORM OF CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $  25,285,000.00
Certificate ("Denomination")

Original Class Certificate                      :   $  25,285,000.00
Principal Balance of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CN 6

Class                                           :   M-2

Assumed Maturity Date                           :   April 2035



                                     A-7-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS M-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-7-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-7-3

                       [Reverse of Class M-2 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-7-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-7-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-7-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-7-7

                                   EXHIBIT A-8

                         FORM OF CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $  22,562,000.00
Certificate ("Denomination")

Original Class  Certificate  Principal  Balance :   $  22,562,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CP 1

Class                                           :   M-3

Assumed Maturity Date                           :   April 2035



                                     A-8-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS M-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-8-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-8-3

                       [Reverse of Class M-3 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-8-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-8-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-8-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-8-7

                                   EXHIBIT A-9

                         FORM OF CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.
NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.
SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $  19,450,000.00
Certificate ("Denomination")

Original Class  Certificate  Principal  Balance :   $  19,450,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CQ 9

Class                                           :   M-4

Assumed Maturity Date                           :   April 2035



                                     A-9-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS M-4

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-9-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-9-3

                       [Reverse of Class M-4 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-9-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-9-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-9-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-9-7

                                  EXHIBIT A-10

                         FORM OF CLASS M-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.
NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.
SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $ 12,059,000.00
Certificate ("Denomination")

Original Class  Certificate  Principal  Balance :   $ 12,059,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CR 7

Class                                           :   M-5

Assumed Maturity Date                           :   April 2035



                                     A-10-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS M-5

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-10-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-10-3

                       [REVERSE OF CLASS M-5 CERTIFICATE]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-10-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-10-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-10-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-10-7

                                  EXHIBIT A-11

                         FORM OF CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $  10,892,000.00
Certificate ("Denomination")

Original Class  Certificate  Principal  Balance :   $  10,892,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CS 5

Class                                           :   M-6

Assumed Maturity Date                           :   April 2035



                                     A-11-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS M-6

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-6 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-6 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-6 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-11-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-11-3

                       [Reverse of Class M-6 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-11-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-11-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-11-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-11-7

                                  EXHIBIT A-12

                         FORM OF CLASS M-7 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $  10,892,000.00
Certificate ("Denomination")

Original Class  Certificate  Principal  Balance :   $  10,892,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CT 3

Class                                           :   M-7

Assumed Maturity Date                           :   April 2035



                                     A-12-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS M-7

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-7 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-7 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-7 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-12-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-12-3

                       [Reverse of Class M-7 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-12-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-12-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-12-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-12-7

                                  EXHIBIT A-13

                         FORM OF CLASS M-8 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $7,391,000.00
Certificate ("Denomination")

Original Class  Certificate  Principal  Balance :   $7,391,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CU 0

Class                                           :   M-8

Assumed Maturity Date                           :   April 2035



                                     A-13-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS M-8

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-8 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-8 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-8 Certificate (obtained by dividing the Denomination of this Class M-8 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-8 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-8 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-8 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-8 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-13-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-13-3

                       [Reverse of Class M-8 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-13-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-13-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-13-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-13-7

                                  EXHIBIT A-14

                         FORM OF CLASS M-9 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $ 7,780,000.00
Certificate ("Denomination")

Original Class  Certificate  Principal  Balance :   $ 7,780,000.00
of this Class

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CV 8

Class                                           :   M-9

Assumed Maturity Date                           :   April 2035



                                     A-14-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS M-9

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-9 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-9 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-9 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-9 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-9 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class M-9 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-9 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-14-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-14-3

                       [Reverse of Class M-9 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-14-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-14-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-14-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-14-7

                                  EXHIBIT A-15

                         FORM OF CLASS B-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $ 11,670,000.00
Certificate ("Denomination")

Original Class  Certificate  Principal  Balance :   $ 11,670,000.00
of this Class



                                     A-15-1

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CW 6

Class                                           :   B-1

Assumed Maturity Date                           :   April 2035



                                     A-15-2

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS B-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-1 Certificate (obtained by dividing the Denomination of this Class B-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable sate securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act, and such laws, he Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.



                                     A-15-3

         Reference is hereby made to the further provisions of this Class B-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-15-4

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-15-5

                       [Reverse of Class B-1 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-15-6

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust,
(iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-15-7

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-15-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-15-9

                                  EXHIBIT A-16

                         FORM OF CLASS B-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE CLASS B-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $ 8,947,000.00
Certificate ("Denomination")

Original Class  Certificate  Principal  Balance :   $ 8,947,000.00
of this Class



                                     A-16-1

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CX 4

Class                                           :   B-2

Assumed Maturity Date                           :   April 2035



                                     A-16-2

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS B-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-2 Certificate (obtained by dividing the Denomination of this Class B-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable sate securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act, and such laws, he Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.



                                     A-16-3

         Reference is hereby made to the further provisions of this Class B-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-16-4

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-16-5

                       [Reverse of Class B-2 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-16-6

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-16-7

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-16-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-16-9

                                  EXHIBIT A-17

                         FORM OF CLASS B-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial  Certificate  Principal Balance of this :   $ 7,780,000.00
Certificate ("Denomination")

Original Class  Certificate  Principal  Balance :   $ 7,780,000.00
of this Class



                                     A-17-1

Percentage Interest                             :   100.00%

Pass-Through Rate                               :   Variable

CUSIP                                           :   83611M CY 2

Class                                           :   B-3

Assumed Maturity Date                           :   April 2035



                                     A-17-2

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS B-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-3 Certificate (obtained by dividing the Denomination of this Class B-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable sate securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act, and such laws, he Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.



                                     A-17-3

         Reference is hereby made to the further provisions of this Class B-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-17-4

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-17-5

                       [Reverse of Class B-3 Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-17-6

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-17-7

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________


                                     A-17-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-17-9

                                  EXHIBIT A-18

                          FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS II-A3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.
 NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial Certificate Principal Balance           :   $9,725,362.02
of this Certificate ("Denomination")

Original Class Certificate                      :   $9,725,362.02



                                     A-18-1

Principal Balance of this Class

Percentage Interest                             :   100.00%

Class                                           :   C



                                     A-18-2

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                     CLASS C

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Greenwich Capital Financial Products, Inc. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan



                                     A-18-3

Assets to acquire this Certificate shall be made except in accordance with
Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-18-4

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-18-5

                        [Reverse of Class C Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-18-6

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-18-7

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-18-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-18-9

                                  EXHIBIT A-19

                           FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Initial Certificate Principal Balance           :   $100.00
of this Certificate ("Denomination")

Original Class Certificate                      :   $100.00
Principal Balance of this Class

Percentage Interest                             :   100.00%

Class                                           :   P



                                     A-19-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                     CLASS P

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Greenwich Capital Financial Products, Inc. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.



                                     A-19-2

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                     A-19-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-19-4

                        [Reverse of Class P Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-19-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-19-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-19-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-19-8

                                  EXHIBIT A-20

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Percentage Interest                             :   100.00%

Class                                           :   R



                                     A-20-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                     CLASS R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that GREENWICH CAPITAL MARKETS, INC. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.



                                     A-20-2

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.



                                     A-20-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-20-4

                        [Reverse of Class R Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1 Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-20-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-20-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-20-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-20-8

                                  EXHIBIT A-21

                         FORM OF CLASS R-X CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                                 :   1

Cut-off Date                                    :   February 1, 2005

First Distribution Date                         :   March 25, 2005

Percentage Interest                             :   100.00%

Class                                           :   R-X



                                     A-21-1

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  Series 2005-1
                                    CLASS R-X

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that GREENWICH CAPITAL MARKETS, INC. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2005 (the "Agreement") among the Depositor, Select Portfolio Servicing, Inc., as servicer (the "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.



                                     A-21-2

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R-X Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.



                                     A-21-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: February __, 2005

                                             SOUNDVIEW HOME LOAN TRUST 2005-1


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, not in its individual
                                             capacity, but solely as Trustee


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee



                                     A-21-4

                       [Reverse of Class R-X Certificate]

                        Soundview Home Loan Trust 2005-1
                           Asset-Backed Certificates,
                                  SERIES 2005-1

         This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee's agent specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-21-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in April 2035.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-21-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:_________________



                                     A-21-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-21-8

                                    EXHIBIT B

                                   [RESERVED]

                                    EXHIBIT C

                  FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

                      ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 28, 2005, ("AGREEMENT") among Greenwich Capital Financial Products, Inc. ("ASSIGNOR"), Financial Asset Securities Corp. ("ASSIGNEE") and Accredited Home Lenders, Inc. (the "COMPANY"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:


                            ASSIGNMENT AND CONVEYANCE

                  1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "MORTGAGE LOAN SCHEDULE") attached hereto as Exhibit A (the "MORTGAGE LOANS") and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of February 1, 2004, as amended (the "PURCHASE AGREEMENT"), between the Assignor, as purchaser (the "PURCHASER"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.


                           RECOGNITION OF THE COMPANY

                  2. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Mortgage Loan Trust 2005-1 (the "TRUST") created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2005 (the "POOLING AGREEMENT"), among the Assignee, Select Portfolio Servicing, Inc. as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "Servicer") and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustee under the Pooling Agreement, the "Trustee"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee, the Trust Administrator and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:


                           (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                           (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                           (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement except as has already been obtained;

                           (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase

         Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent;

                           (e) No Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

                           (f) No Mortgage Loan is a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

                           (g) No Mortgage Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration;

                           (h) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law;

                           (i) No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployement, or health insurance product) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

                           (j) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

                           (k) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

                  4. Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Sections 7.01 and 7.02 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof, (a) except that the representation and warranty set forth in Section 7.02(i) shall, for purposes of this Agreement, relate to the Mortgage Loan Schedule attached hereto; (b) except that the representations and warranties set forth in Section 7.02(xix), Section 7.02(xxiii), the second sentence of Section 7.02(xxiv), Section 7.02(xxxiv) and
Section 7.02(liv) are made as of February 17, 2004 and are re-made as of the date hereof only based on the Company's knowledge; and (c) subject to any events or circumstances occurring or arising subsequent to February 17, 2004 under the Purchase Agreement, which events or circumstances the Company has identified to the Assignor in writing.

                  5. The Assignor hereby makes the following representations and warranties as of the date hereof:

                           (a) With respect to the representations and warranties set forth in Section 7.02(xix), Section 7.02(xxiii), the second sentence of Section 7.02(xxiv), Section 7.02(xxxiv) and Section 7.02(liv), to the best of the Assignor's knowledge, nothing has occurred in the period of time since February 17, 2004 to the date hereof which would cause such representations and warranties to be untrue in any material respect as of the date hereof

                           (b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                           (c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws;

                           (d) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor's LEVELS Version 5.6 Glossary Revised, Appendix E); and

                           (e) No loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.


              REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

                  6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

                  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein.


                                  MISCELLANEOUS

                  7. This Agreement shall be construed in accordance with the laws of the

State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee and the Trust Administrator.

                  9. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  10. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

                  11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  12. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

                  13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                               GREENWICH CAPITAL FINANCIAL
                                               PRODUCTS, INC.


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:



                                               FINANCIAL ASSET SECURITIES CORP.


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:



                                               ACCREDITED HOME LENDERS, INC.


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT A

                             Mortgage Loan Schedule

                      ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 28, 2005, ("AGREEMENT") among Greenwich Capital Financial Products, Inc. ("ASSIGNOR"), Financial Asset Securities Corp. ("ASSIGNEE") and Ameriquest Mortgage Company (the "COMPANY"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:


                            ASSIGNMENT AND CONVEYANCE

                  1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "MORTGAGE LOAN SCHEDULE") attached hereto as Exhibit A (the "MORTGAGE LOANS") and (b) except as described below, that certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of December 8, 2004, as amended (the "PURCHASE AGREEMENT"), between the Assignor, as purchaser (the "PURCHASER"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.


                           RECOGNITION OF THE COMPANY

                  2. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Mortgage Loan Trust 2005-1 (the "TRUST") created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2005 (the "POOLING AGREEMENT"), among the Assignee, Select Portfolio Servicing, Inc. as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "Servicer") and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustee under the Pooling Agreement, the "Trustee"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

                           (a) The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware;

                           (b) The Company has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Company has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Assignor or Assignee constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

                           (c) The execution and delivery of this Agreement by the Company and the performance of and compliance with the terms of this Agreement will not violate the Company's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or its assets;

                           (d) The Company is not in violation of, and the execution and delivery of this Agreement by the Company and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Company or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Company or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                           (e) The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this

         Agreement;

                           (f) There are no actions or proceedings against, investigations known to it of, the Company before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement or (B) that might prohibit or materially and adversely affect the performance by the Company of its obligations under, or validity or enforceability of, this Agreement or the Mortgage Loans; and

                           (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained.

                  4. Pursuant to Section 11 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Sections 7.01 and 7.03 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof or such earlier date as specified in any such representation and warranty.

                  5. The Assignor hereby makes the following representations and warranties as of the date hereof:

                           (a) With respect to the representations and warranties set forth in Section 7.03 (a) (2), Section 7.03 (a) (3),
         Section 7.03 (a) (4), Section 7.03 (a) (5), Section 7.03 (a) (7),
         Section 7.03 (a) (9), Section 7.03 (a) (15), Section 7.03 (a) (16),
         Section 7.03 (a) (18), Section 7.03 (a) (19), Section 7.03 (a) (20),
         Section 7.03 (a) (25), Section 7.03 (a) (34), Section 7.03 (a) (41) and
         Section 7.03 (a) (50) to the best of the Assignor's knowledge, nothing has occurred in the period of time since December 10, 2004 to the date hereof which would cause such representations and warranties to be untrue in any material respect as of the date hereof;

                           (b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                           (c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws;

                           (d) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor's LEVELS Version 5.6 Glossary Revised, Appendix E); and

                           (e) No loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.


              REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

                  6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.04 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein); provided, however, with respect to any representation of the Company which materially and adversely affects the interests of any Prepayment Charge, the Company shall pay the amount of the scheduled Prepayment Charge by remitting such amount to the Servicer for deposit into the Collection Account in respect of such Prepayment Charge.

                  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein.


                                  MISCELLANEOUS

                  7. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

                  9. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  10. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

                  11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  12. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

                  13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase

Agreement.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                               GREENWICH CAPITAL FINANCIAL
                                               PRODUCTS, INC.


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:



                                               FINANCIAL ASSET SECURITIES CORP.


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:



                                               AMERIQUEST MORTGAGE COMPANY


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT A

                             Mortgage Loan Schedule

                      ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 28, 2005, ("AGREEMENT") among Greenwich Capital Financial Products, Inc. ("ASSIGNOR"), Financial Asset Securities Corp. ("ASSIGNEE"), The CIT Group/Consumer Finance, Inc. ("CIT"), The CIT Group/Consumer Finance, Inc. (NY) ("CITNY") and The CIT Group/Consumer Finance, Inc. (TN) ("CITTN"; each of CIT, CITNY and CITTN hereinafter collectively referred to as, the "COMPANY"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:


                            ASSIGNMENT AND CONVEYANCE

                  1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "MORTGAGE LOAN SCHEDULE") attached hereto as Exhibit A (the "MORTGAGE LOANS") and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of May 1, 2004, as amended (the "PURCHASE AGREEMENT"), between the Assignor, as initial purchaser (the "PURCHASER"), and the Company, as seller and interim servicer, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the mortgage loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.


                           RECOGNITION OF THE COMPANY

                  2. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Mortgage Loan Trust 2005-1 (the "TRUST") created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2005 (the "POOLING AGREEMENT"), among the Assignee, Select Portfolio Servicing, Inc. as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "Servicer") and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustee under the Pooling Agreement, the "Trustee"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

                           (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                           (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                           (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

                           (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent;

                  4. Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor and the Trust, that the representations and warranties set forth in Sections 7.01 and
7.02 of the Purchase Agreement (except for the representations and warranties set forth in Sections 7.02(iv), 7.02(v), 7.02(vii), 7.02(viii), 7.02(ix),
7.02(xiv), 7.02(xvii), 7.02(xviii), 7.02(xxi), 7.02(xxiii), 7.02(xxvi),
7.02(xxiv), 7.02(xlii), 7.02(xlv), 7.02(li), 7.02(lxxiii), 7.02(lxxv), the last clause of 7.02(iii), the last sentence of 7.02(xvi), the second and last sentences of 7.02(xxiv), and the first clause of 7.02(xxxiv)), are true and correct as of the date hereof as if such representations and warranties were made on the date hereof, except that the representation and warranty set forth in Section 7.02(i) shall, for purposes of this Agreement, relate to the Mortgage Loan Schedule attached hereto.

                  5. The Assignor hereby makes the following representations and warranties as of the date hereof:

                           (a) With respect to the representations and warranties set forth in Sections 7.02(iv), 7.02(v), 7.02(vii), 7.02(viii), 7.02(ix), 7.02(xiv), 7.02(xvii), 7.02(xviii),
                  7.02(xxi), 7.02(xxiii), 7.02(xxvi), 7.02(xxiv), 7.02(xlii),
                  7.02(xlv), 7.02(li), 7.02(lxxiii), 7.02(lxxv), the last clause of 7.02(iii), the last sentence of 7.02(xvi), the second and last sentences of 7.02(xxiv), and the first clause of 7.02(xxxiv)), to the best of the Assignor's knowledge, nothing has occurred in the period of time since the Assignor purchased the Mortgage Loans from the Company to the date hereof which would cause such representations and warranties to be untrue in any material respect as of the date hereof;

                           (b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                           (c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws;

                           (d) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor's LEVELS Version 5.6 Glossary Revised, Appendix E); and

                           (e) No loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

              REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

                  6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein.

                  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein.


                                  MISCELLANEOUS

                  7. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

                  9. This Agreement shall inure to the benefit of the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  10. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

                  11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  12. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

                  13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                      GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      FINANCIAL ASSET SECURITIES CORP.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      THE CIT GROUP/CONSUMER FINANCE, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      THE CIT GROUP/CONSUMER FINANCE, INC. (NY)


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      THE CIT GROUP/CONSUMER FINANCE, INC. (TN)


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                             Mortgage Loan Schedule

                      ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 28, 2005, ("AGREEMENT") among Greenwich Capital Financial Products, Inc. ("ASSIGNOR"), Financial Asset Securities Corp. ("ASSIGNEE") and Residential Mortgage Assistance Enterprise, LLC (the "COMPANY"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:


                            ASSIGNMENT AND CONVEYANCE

                  1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "MORTGAGE LOAN SCHEDULE") attached hereto as Exhibit A (the "MORTGAGE LOANS") and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of February 1, 2003, as amended (the "PURCHASE AGREEMENT"), among the Assignor, as initial purchaser (the "PURCHASER"), the Company, as seller and ResMae Mortgage Corporation as interim servicer, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.


                           RECOGNITION OF THE COMPANY

                  2. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Mortgage Loan Trust 2005-1 (the "TRUST") created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2005 (the "POOLING AGREEMENT"), among the Assignee, Select Portfolio Servicing, Inc. as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "Servicer") and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustee under the Pooling Agreement, the "Trustee"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Assignee will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Assignee for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

                           (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                           (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                           (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement;

                           (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent;

                           (e) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

                           (f) No Mortgage Loan is a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

                           (g) No Mortgage Loan is a "High Cost Home Loan" as defined in New York Banking Law 6-1;

                           (h) No Mortgage Loan is a "High Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

                           (i) No Mortgage Loan is a "High Cost Home Loan" as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

                           (j) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

                           (k) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

                           (l) No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

                           (m) No Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

                           (n) No Mortgage Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration;

                           (o) No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the borrower may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the borrower's application to such affiliate for underwriting consideration;

                           (p) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

                           (q) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Company shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

                           (r) No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployement, or health insurance product) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

                           (s) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, and such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

                           (t) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

                           (u) During the period in which the Company serviced the Mortgage Loans, it will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

                  4. Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Subsections 7.01 and 7.02 of the Purchase Agreement, are true and correct as of the earlier of (i) the date which is 6 months following the date on which the Company originally conveyed the Mortgage Loans to the Purchaser and (ii) the Closing Date. Notwithstanding the foregoing, (a) no additional representations or warranties will be made by the Company with respect to the representations and warranties set forth in Subsections 7.02(iii), (xiv) and (xxii) (with respect to the second sentence of Subsection 7.02(xxii)) and (b) the representations and warranties set forth in Subsections 7.02(ix) and (xviii) shall only apply to actions taken by the Company or its affiliates.

                  5. The Assignor hereby makes the following representations and warranties as of the date hereof:

                           (a) To the best of the Assignor's knowledge, nothing has occurred in the period of time from the date which is 6 months following the date on which the Company originally conveyed the Mortgage Loans to the Purchaser to the date hereof which would cause such representation and warranties referred to in Section 4 herein to be untrue in any material respect as of the date hereof.

                           (b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                           (c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws;

                           (d) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor's LEVELS Version 5.6 Glossary Revised, Appendix E); and

                           (e) No loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

              REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

                  6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein); provided, however, with respect to any representation of the Company which materially and adversely affects the interests of any Prepayment Charge, the Company shall pay the amount of the scheduled Prepayment Charge by remitting such amount to the Servicer for deposit into the Collection Account in respect of such Prepayment Charge.

                  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein.

                  In addition to the foregoing, within 120 days of the earlier of discovery by the Assignor or receipt of notice by the Assignor of (i) the breach of any representation or warranty of the Company set forth in Section
7.02 of the Purchase Agreement which materially and adversely affects the interests of the Certificateholders in any of the Mortgage Loan and for which the Company has failed to cure such breach in accordance with the terms of the Purchase Agreement and (ii)(a) the fact that the Company is no longer an operating company or (b) an Officers' Certificate certifying to the fact that the Company is financially unable to cure such breach pursuant to the terms of the Purchase Agreement, the Assignor shall take such action described in Section
2.03 of the Pooling Agreement in respect of such Mortgage Loan. Such obligation of the Assignor shall continue until such time that the Rating Agencies inform the Assignee and the Assignor in writing that such obligation is no longer required in order for the Rating Agencies to maintain their then-current ratings on the Certificates.


                                  MISCELLANEOUS

                  7. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

                  9. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  10. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

                  11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  12. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

                  13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                      GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      FINANCIAL ASSET SECURITIES CORP.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      RESIDENTIAL MORTGAGE ASSISTANCE
                                      ENTERPRISE, LLC


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                             Mortgage Loan Schedule

                      ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 28, 2005, ("AGREEMENT") among Greenwich Capital Financial Products, Inc. ("ASSIGNOR"), Financial Asset Securities Corp. ("ASSIGNEE") and WMC Mortgage Corp. (the "COMPANY"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:


                            ASSIGNMENT AND CONVEYANCE

                  1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of November 1, 2004, as amended (the "Purchase Agreement"), between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.


                           RECOGNITION OF THE COMPANY

                  2. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Home Loan Trust 2005-1 (the "TRUST") created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2005 (the "POOLING AGREEMENT"), among the Assignee, Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustee under the Pooling Agreement, the "TRUSTEE") and Select Portfolio Servicing, Inc., as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "SERVICER"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement;

                  (d) There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent;

                  (e) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                  (f) No Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

                  (g) No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

                  (h) No Mortgage Loan originated on or after October 31, 2004 is subject to mandatory arbitration;

                  (i) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Company shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

                  (j) No borrower was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; and

                  (k) No Mortgage Loan is a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

                  4. Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Sections 7.01 and
7.02 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof, except that
(a) the representation and warranty set forth in Section 7.02(a) shall, for purposes of this Agreement, relate to the Mortgage Loan Schedule attached hereto, (b) the representations and warranties set forth in Section 7.02(iii),
(iv), (vi), (viii), (x), (xi), (xvii), (xviii), (xix), (xxiii), the second and third sentences of (xxiv) and (xxvi) are made as of the Servicing Transfer Date for each Mortgage Loan (if the Servicing Transfer Date is prior to the date hereof) and (c) the representations and warranties set forth in Section 7.02(xv) and (xlix) are made as of November 24, 2004.

                  5. The Assignor hereby makes the following representations and warranties as of the date hereof:

                           (a) To the best of the Assignor's knowledge, nothing has occurred in the period of time from the Servicing Transfer Date for any Mortgage Loan to the date hereof which would cause the representations and warranties set forth Section 7.02(iii), (iv), (vi),
         (viii), (x), (xi), (xvii), (xviii), (xix), (xxiii), the second and third sentences of (xxiv) and (xxvi) of the Purchase Agreement to be untrue in any material respect as of the date hereof and nothing has occurred in the period of time from November 24, 2004 to the date hereof which would cause the representations and warranties set forth in Section 7.02(xv) and (xlix) of the Purchase Agreement to be untrue in any material respect as of the date hereof; and

                           (b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws; and

                           (c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws; and

                           (d) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor's LEVELS Version 5.6 Glossary Revised, Appendix E); and

                           (e) No loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

              REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

                  6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein.

                  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Assignor or as to which the Assignor has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Assignee or the Assignee's, designee or transferee, then notwithstanding the Assignor's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Assignor shall take such action described above in Section 5 of this Agreement.


                                  MISCELLANEOUS

                  7. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

                  9. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  10. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

                  11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  12. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

                  13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                      GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      FINANCIAL ASSET SECURITIES CORP.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title



                                      WMC MORTGAGE CORP.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                [FILED BY PAPER]

                                    EXHIBIT E

                               REQUEST FOR RELEASE

To:      Deutsche Bank National Trust Company
         1761 East St. Andrew Place
         Santa Ana, California  92705-4934

                  Re: Pooling and Servicing Agreement dated as of February 1, 2005, among Financial Asset Securities Corp. as Depositor, Select Portfolio Servicing, Inc., as Servicer, and Deutsche Bank National Trust Company, a national Banking Association, as Trustee
                           -----------------------------------------------------

         In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee's Mortgage File Or the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:

REASON FOR REQUESTING DOCUMENTS (CHECK ONE):

_________1.       Mortgage Paid in Full

_________2.       Foreclosure

_________3.       Substitution

_________4.       Other Liquidation (Repurchases, etc.)

_________5.       Nonliquidation    Reason:_____________________

Address to which Trustee should deliver the Trustee's Mortgage File:

________________________________________________________________________________
________________________________________________________________________________

                                         By: ___________________________________
                                                   (authorized signer)


                                         Issuer: _______________________________

                                         Address: ______________________________
                                                  ______________________________


                                         Date:  ________________________________


Trustee

Deutsche Bank National Trust Company

         Please acknowledge the execution of the above request by your signature and date below:

         ____________________________                __________________
         Signature                                   Date

         Documents returned to Trustee:

         ______________________________              __________________
         Trustee                                     Date

                                   EXHIBIT F-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                     February __, 2005


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Re: Pooling and Servicing Agreement dated as of February 1, 2005, among Financial Asset Securities Corp. as Depositor, Select Portfolio Servicing, Inc., as Servicer, and Deutsche Bank National Trust Company, a national Banking Association, as Trustee
                           -----------------------------------------------------

Ladies and Gentlemen:

         Attached is the Trustee's preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File includes any of the documents specified in clause (vi) of Section
2.01 of the Pooling and Servicing Agreement.

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY


                                           By: _________________________________
                                           Name:
                                           Title:



                                     F-1-1

                                   EXHIBIT F-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                  ________________
                                                  [Date]


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005 among Financial Asset Securities Corp., as Depositor, Select Portfolio Servicing, Inc., as Servicer and Deutsche Bank National Trust Company, as Trustee with respect to Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1
                           -----------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items 1, 3, 10, 11 and 15 of the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement accurately reflects information in the Mortgage File.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY


                                        By: ____________________________________
                                        Name:
                                        Title:



                                     F-2-1

                                   EXHIBIT F-3

                        FORM OF RECEIPT OF MORTGAGE NOTE

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Re:      Soundivew Home Loan Trust 2005-1,
                           Asset-Backed Certificates Series 2005-1
                           ---------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.01 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005 among Financial Asset Securities Corp., as Depositor, Select Portfolio Servicing, Inc., as Servicer and Deutsche Bank National Trust Company, as Trustee, we hereby acknowledge the receipt of the original Mortgage Notes (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY


                                        By: ___________________________________
                                        Name:
                                        Title:



                                      F-3-1

                                    EXHIBIT G

                           FORM OF CUSTODIAL AGREEMENT

--------------------------------------------------------------------------------


                DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
                    for the Soundview Home Loan Trust 2005-1,
                    Asset-Backed Certificates, Series 2005-1




                                       and




                J.P. Morgan Trust Company, National Association,
                                  as Custodian




                                       and




                        Select Portfolio Servicing, Inc.,
                                   as Servicer




                               CUSTODIAL AGREEMENT


                             As of February 1, 2005


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page

1.      Definitions............................................................1

2.      Delivery of Custodial Files............................................1

3.      Custodian's Receipt,  Examination and Certification of Mortgage Files;
        Initial Trust Receipt Delivered by the Custodian.......................4

4.      Obligations of the Custodian...........................................4

5.      Final Certification....................................................4

6.      Future Defects.........................................................5

7.      Release for Servicing..................................................5

8.      Release for Payment....................................................5

9.      Fees and Expenses of Custodian.........................................6

10.     Removal of Custodian...................................................6

11.     Transfer of Custodial Files............................................6

12.     Examination of Custodial Files.........................................6

13.     Insurance of Custodian.................................................6

14.     Counterparts...........................................................7

15.     Periodic Statements....................................................7

16.     GOVERNING LAW..........................................................7

17.     Copies of Mortgage Documents...........................................7

18.     No Adverse Interest of Custodian.......................................7

19.     Termination by Custodian...............................................7

20.     Term of Agreement......................................................8

21.     Notices................................................................8

22.     Successors and Assigns.................................................8

23.     Indemnification of Custodian...........................................8

24.     Reliance of Custodian..................................................9

25.     Transmission of Custodial Files.......................................10

26.     Authorized Representatives............................................11

27.     Reproduction of Documents.............................................11

28.     Amendment.............................................................11



EXHIBITS

EXHIBIT 1         FORM OF TRUST RECEIPT AND INITIAL CERTIFICATION
EXHIBIT 2         FORM OF FINAL CERTIFICATION
EXHIBIT 3         FORM OF REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT 4         AUTHORIZED REPRESENTATIVES OF SERVICER
EXHIBIT 5         AUTHORIZED REPRESENTATIVES OF TRUSTEE
EXHIBIT 6         AUTHORIZED REPRESENTATIVES OF CUSTODIAN
EXHIBIT 7         MORTGAGE LOAN SCHEDULE

                  THIS CUSTODIAL AGREEMENT, dated as of February 1, 2005, among Deutsche Bank National Trust Company, having an address at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, not individually but solely as trustee for Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1 (the "Trustee"), J.P. Morgan Trust Company, National Association as custodian, having an address at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062 (the "Custodian") and Select Portfolio Servicing, Inc. as servicer (the "Servicer"), having an address at P.O. Box 65428, Salt Lake City, Utah 84165-0428.


                               W I T N E S S E T H
                               - - - - - - - - - -


                  WHEREAS, Financial Asset Securities Corp. (the "Depositor") has agreed to purchase certain conventional fixed-rate and adjustable-rate mortgage loans (the "Mortgage Loans") from Greenwich Capital Financial Products, Inc. (the "Seller"), pursuant to the terms and conditions of an Assignment and Recognition Agreement, dated as of February 28, 2005, among the Depositor, as assignee, the Seller, as assignor and Residential Mortgage Assistance Enterprise, LLC (the "Assignment Agreement");


                  WHEREAS, the Servicer is to service the Mortgage Loans on behalf of Soundview Home Loan Trust 2005-1, under a Pooling and Servicing Agreement, dated as of February 1, 2005, among the Depositor, the Servicer and the Trustee (the "Pooling and Servicing Agreement"); and


                  WHEREAS, the Custodian is a national banking association chartered under the laws of the United States of America and regulated by the Comptroller of the Currency, and is otherwise authorized to act as Custodian pursuant to this Agreement. With respect to each of the Mortgage Loans set forth on the Mortgage Loan Schedule attached as Exhibit 8 hereto, the Servicer desires to have the Custodian take possession of the Mortgages and Mortgage Notes, along with certain other documents specified herein, as the custodian, in accordance with the terms and conditions hereof.


                  NOW THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

                  1. DEFINITIONS.

                  Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  2. DELIVERY OF CUSTODIAL FILES.

                  The Depositor has delivered and released, or will cause to be delivered and released, to the Custodian on or prior to the Closing Date the following documents pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule (the "Custodial File"):

                  (i) the original Mortgage Note, endorsed either (A) in blank, or (B) in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse" or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

                  (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                  (iii) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or
         (B) to "Deutsche Bank National Trust Company, as Trustee, without recourse";

                  (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments; (v) the original or a certified copy of lender's title insurance policy; and (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

                  If any of the documents referred to in Section 2(ii), (iii) or
(iv) above has as of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans) been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Custodian no later than the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans), of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2(v) above, the Depositor shall deliver or cause to be delivered to the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Custodian, promptly upon receipt thereof. The Servicer or the Depositor shall deliver or cause to be delivered to the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Custodian shall notify the Servicer and the Servicer shall enforce the obligations of the Originator or the Seller, as applicable under the Assignment Agreement to cure such defect or deliver such missing document to the Trustee or the Custodian within 90 days. If the Originator or the Seller does not cure such defect or deliver such missing document within such time period, the Servicer shall enforce the obligations of the Originator or the Seller, as applicable, to either repurchase or substitute for such Mortgage Loan in accordance with
Section 2.03 of the Pooling and Servicing Agreement. In connection with the foregoing, it is understood that the Custodian shall have no duty to discover any such defects except in the course of performing its review of the Mortgage Files to the extent set forth herein.

                  The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Servicer cannot provide a copy of such document certified by the public recording office within such 365 day period, the Servicer shall deliver to the Custodian, within such 365 day period, an Officers' Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Servicer shall deliver a copy of such document certified by an officer of the Servicer to be a true and complete copy of the original to the Custodian.

                  The Custodian hereby agrees to its duties under Section 2.03 of the Pooling and Servicing Agreement with respect to Qualified Substitute Mortgage Loans.

                  3. CUSTODIAN'S RECEIPT, EXAMINATION AND CERTIFICATION OF MORTGAGE FILES; INITIAL TRUST RECEIPT DELIVERED BY THE CUSTODIAN.

                  The Custodian agrees, for the benefit of the Certificateholders, to review each Custodial File on or before the Closing Date and to certify in substantially the form attached hereto as Exhibit 1 (the "Trust Receipt and Initial Certification") that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2 of this Agreement are in its possession,
(ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and
(iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (3) of the definition of "Mortgage Loan Schedule" in the Pooling and Servicing Agreement accurately reflects information set forth in the Custodial File. It is herein acknowledged that, in conducting such review, the Custodian was not under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Custodial File should include any of the documents specified in clause (vi) of Section 2.

                  4.       OBLIGATIONS OF THE CUSTODIAN.

                  With respect to the Mortgage Note, the Mortgage and the Assignment and other documents constituting each Custodial File which is delivered to the Custodian or which come into the possession of the Custodian, the Custodian is the custodian for the Trustee exclusively. The Custodian shall hold all mortgage documents received by it constituting the Custodial File for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with this Agreement and the instructions furnished by the Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire-resistant facilities in accordance with customary standards for such custody. The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any Mortgage Loan. The Custodian shall not execute any endorsements on the Mortgage Notes and Assignments of Mortgages without the prior written consent of the Trustee, except as otherwise set forth in Section 2 of this Agreement or as otherwise agreed to between the Trustee and the Custodian.

                  5.       FINAL CERTIFICATION.

                  Within one (1) year after the Closing Date, the Custodian shall review each Custodial File, and shall deliver to the Trustee (with a copy to the Depositor and the Servicer), a Final Certification attached hereto as
Exhibit 2 to the effect that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan (i) paid in full, or (ii) specifically identified on such Final Certification as not covered by such Final Certification): (i) all documents required to be delivered to it pursuant to paragraphs (i), (ii), (iii), (iv) and (vi) and to the extent provided in the Custodial Files paragraph (v) of Section 2 of this Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1) and
(3) of the definition of "Mortgage Loan Schedule" in the Pooling and Servicing Agreement accurately reflects information set forth in the Custodial File; and
(iv) each Mortgage Note has been endorsed as provided in Section 2 of this Agreement and each Mortgage has been assigned in accordance with Section 2 of this Agreement.

                  6.       FUTURE DEFECTS.

                  During the term of this Agreement, if the Custodian discovers any defect with respect to the Custodial File, the Custodian shall give written specification of such defect to the Servicer and the Trustee.

                  7.       RELEASE FOR SERVICING.

                  From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian shall, upon receipt of two copies (or electronic receipt from the Servicer in a form acceptable to the Custodian) of a Request for Release of Documents and receipt in the form annexed hereto as EXHIBIT 3, release to the Servicer, the related Custodial File. The Servicer shall return to the Custodian the Custodial File when the Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated in which case, upon receipt of an additional Request for Release of Documents and receipt certifying such liquidation in the form annexed hereto as EXHIBIT 3, the request and receipt submitted pursuant to the first sentence of this Section 7 shall be released by the Custodian to the Servicer.


                  The Custodian shall, at the written request and expense of any Certificateholder or the Trustee, provide a written report to such Certificateholder or the Trustee of all Mortgage Files released to the Servicer for servicing purposes.

                  8.       RELEASE FOR PAYMENT.

                  Upon receipt by the Custodian of two copies (or electronic receipt from the Servicer in a form acceptable to the Custodian) of the Servicer's Request for Release of Documents and receipt in the form annexed hereto as EXHIBIT 3 (which certification shall include a statement to the effect that all amounts received in connection with such payment, repurchase or liquidation have been credited to the related custodial account), the Custodian shall promptly release the related Custodial File to the Servicer.

                  9.       FEES AND EXPENSES OF CUSTODIAN.

                  On each Distribution Date, in accordance with the terms of the Pooling and Servicing Agreement, any amounts owed to the Custodian shall be paid by the Trustee out of the Distribution Account, as set forth in a separate fee schedule between the Custodian and the Depositor as set forth in Exhibit 8. By each Determination Date, the Custodian shall notify the Trustee of the amounts owed to the Custodian with respect to the related Distribution Date.

                  10.      REMOVAL OF CUSTODIAN.

                  The Trustee at the direction of the Depositor, with or without cause, may upon at least 60 days' notice remove and discharge the Custodian from the performance of its duties under this Agreement by written notice from the Trustee to the Custodian, with a copy to the Servicer. Having given notice of such removal, the Trustee at the direction of the Depositor promptly shall appoint (with the consent of the Servicer) a successor Custodian to act on behalf of the Trustee by written instrument, one original counterpart of which instrument shall be retained by the Trustee, with a copy to each of the Servicer and the Depositor, and an original to the successor Custodian. In the event of any such removal, the Custodian shall, upon the Trustee's surrender of the Trust Receipt and Initial Certifications and Final Certification, as applicable, promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Agreement. In the event of any such removal and appointment the Trust Fund shall be responsible for the fees and expenses of the existing and successor Custodian.

                  11.      TRANSFER OF CUSTODIAL FILES.

                  Upon the Custodian's receipt of two (2) Business Days' written or electronic notification from the Trustee, the Custodian shall release to such persons as the Trustee shall designate all or a portion of the Custodial Files relating to the Mortgage Loans subject to the Trust Receipt and Initial Certification or Final Certification, as applicable.

                  12.      EXAMINATION OF CUSTODIAL FILES.

                  Upon reasonable prior written notice to the Custodian but not less than two (2) Business Days notice, the Trustee and its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodial Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans at the expense of the Trustee.

                  13.      INSURANCE OF CUSTODIAN.

                  At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect such insurance in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as Custodian. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by Fannie Mae in the

Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers' & Servicers' Guide. Upon request, the Trustee shall be entitled to receive evidence satisfactory to the Trustee that such insurance is in full force and effect.

                  14.      COUNTERPARTS.

                  For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

                  15.      PERIODIC STATEMENTS.

                  Upon the written request of the Trustee, the Custodian shall provide to the Trustee a list of all the Mortgage Loans for which the Custodian holds a Custodial File pursuant to this Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off, repurchased or sold since the date of this Agreement.

                  16.      GOVERNING LAW.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  17.      COPIES OF MORTGAGE DOCUMENTS.

                  Upon the written request of the Trustee and at the cost and expense of the Trust Fund, the Custodian shall provide the Trustee with copies of the Mortgage Notes, Mortgages, Assignments and other documents relating to one or more of the Mortgage Loans.

                  18.      NO ADVERSE INTEREST OF CUSTODIAN.

                  By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no interest adverse to the Trustee, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

                  19.      TERMINATION BY CUSTODIAN.

                  The Custodian may terminate its obligations under this Agreement upon at least sixty (60) days' prior notice to the Servicer and the Trustee. In the event of such termination, the Trustee, at the direction of the Depositor (with the consent of the Servicer, such consent not to be unreasonably withheld) shall appoint a successor Custodian. The payment of the existing Custodian's or such successor Custodian's fees and expenses shall be solely the responsibility of the Trust Fund. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Agreement.

                  20.      TERM OF AGREEMENT.

                  Unless terminated pursuant to Section 10 or Section 19 hereof, this Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due under the Pooling and Servicing Agreement. In such event all documents remaining in the Custodial Files shall be released in accordance with the written instructions of the Trustee.

                  21.      NOTICES.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party (i) in the case of the Custodian, the Trustee and the Servicer, at the address shown on the first page hereof, (ii) in the case of the Depositor, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 08630, Attention: Legal and (iii) in the case of the Seller, Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 08630, Attention: Legal, or in any case, at such other addresses as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

                  22.      SUCCESSORS AND ASSIGNS.

                  This Agreement shall inure to the benefit of the successors and assigns of the parties hereto; provided however, that the form of any assignment by any party of its interests hereunder shall be in a form reasonably acceptable to the Trustee, the Servicer and the Custodian. Such assignment shall be executed by an authorized representative of the assignor and any assignee shall forward a list of authorized representatives to each party to this Agreement pursuant to Section 26 of this Agreement.

                  23.      INDEMNIFICATION OF CUSTODIAN.

                  The Custodian and its directors, officers, agents and employees shall be indemnified and held harmless by the Trust Fund against liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them directly relating to or arising out of this Custodial Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Custodian because of the breach by the Custodian of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of the Custodian or any of its directors, officers, agents or employees. The indemnification set forth in this section shall survive any termination or assignment of this Custodial Agreement and the termination or removal of the Custodian.

                  The Custodian agrees to indemnify and hold the Trust Fund, its employees, officers, directors, and agents, and its designee harmless against liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against them directly relating to or arising out of a failure to produce a Mortgage Note, Assignment or any other document related to a Mortgage Loan that was in its possession pursuant to
Section 2 within two (2) Business Days after required or requested by the Trustee, and provided, that (i) Custodian previously delivered to the Trustee a Trust Receipt and Initial Certification with respect to such document (other than any Mortgage Loan identified in the exception report annexed thereto as not covered by such certification); (ii) such document is not outstanding pursuant to a Request for Release; and (iii) such document was held by the Custodian on behalf of the Trustee. In no event shall the Custodian or its directors, officers, agents and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. The foregoing indemnification shall survive any termination or assignment of this Agreement or the removal or resignation of the Custodian hereunder. Notwithstanding anything to the contrary herein or in the Pooling and Servicing Agreement, it is hereby understood that the Trustee shall not be liable for the acts, omissions, duties, obligations or liabilities of the Custodian.

                  24.      RELIANCE OF CUSTODIAN.

                  (i) The Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine, subject to the limitations on the Custodian's obligations set forth herein, whether or not it conforms to the requirements of this Agreement.

(ii) The Custodian shall have no duties or responsibilities except those that are specifically set forth in this Agreement. The Custodian shall have no responsibility nor duty with respect to any Custodial File while such Custodial File is not in its possession. If the Custodian requests instructions from the Trustee with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from the Trustee with respect to a Custodial File without incurring any liability therefor to the Trustee or any other Person.

                  (iii) Other than as provided herein, neither the Custodian nor any of its directors, officers, agents or employees shall be liable for any action or omission to act hereunder except for its or their own negligence or lack of good faith or willful misconduct. In no event shall the Custodian or any of its directors, officers, agents or employees have any responsibility to ascertain or take action except as expressly provided herein.

                  (iv) Neither the Custodian nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in good faith in the performance of its obligations under this Agreement. The obligations of the Custodian or any of its directors, officers, agents or employees shall be determined solely by the express provisions of this Agreement. No representation, warranty, covenant, agreement, obligation or duty of the Custodian or any of its directors, officers, agents or employees shall be implied with respect to this Agreement or the Custodian's services hereunder.

                  (v) The Custodian, its directors, officers, agents and employees shall be under no duty or obligation to inspect, review or examine the Custodial Files to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

                  (vi) The Custodian may consult with counsel selected by the Custodian with regard to legal questions arising out of or in connection with this Agreement, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, omitted or suffered by the Custodian in good faith and in accordance therewith.

                  (vii) No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability (other than expenses or liabilities otherwise required to be incurred by the express terms of this Agreement) in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.

                  (viii) Any corporation into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation succeeding to the business of the Custodian shall be the successor of the Custodian hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

                  25. TRANSMISSION OF CUSTODIAL FILES.

                  Written or electronic instructions as to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with transmission of mortgage files and loan documents in the performance of the Custodian's duties hereunder shall be delivered by the Servicer (a "Requesting Party"), to the Custodian prior to any shipment of any mortgage files and loan documents hereunder. The Requesting Party will arrange for the provision of such services at its sole cost and expense (or, at the Custodian's option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to mortgage files and loan documents as the Requesting Party deems appropriate. Without limiting the generality of the provisions of Section 23 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including without limitation, any Requesting Party, arising out of actions of the Custodian consistent with instructions of the Requesting Party.

                  26. AUTHORIZED REPRESENTATIVES.

                  Each individual designated as an authorized representative of the Servicer, the Trustee and the Custodian, respectively (an "AUTHORIZED REPRESENTATIVE"), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Servicer, the Trustee or the Custodian, as the case may be, and the specimen signature for each such Authorized Representative of the Servicer, the Trustee and the Custodian, initially authorized hereunder, as set forth on EXHIBIT 4, EXHIBIT 5 and EXHIBIT 6 hereof, respectively. From time to time the parties hereto may, by delivering to each other a revised exhibit, change the information previously given pursuant to this Section 26, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

                  27. REPRODUCTION OF DOCUMENTS.

                  This Custodial Agreement and all documents relating thereto except with respect to the Custodial File, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  28. AMENDMENT.

                  This Custodial Agreement may be amended from time to time by written agreement signed by the Servicer, the Trustee and the Custodian.

                  IN WITNESS WHEREOF, the Trustee, the Custodian and the Servicer have caused their names to be duly signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.


                                        DEUTSCHE BANK NATIONAL TRUST OMPANY,
                                        as Trustee for the Soundview Home Loan
                                        Trust 2005-1, Asset-Backed Certificates,
                                        Series 2005-1


                                        By: ____________________________________
                                        Name:
                                        Title:


                                        By: ____________________________________
                                        Name:
                                        Title:


                                        J.P. MORGAN TRUST COMPANY,
                                        NATIONAL ASSOCIATION, as
                                        Custodian



                                        By: ____________________________________
                                        Name:
                                        Title:



                                        SELECT PORTFOLIO SERVICING, INC.,
                                        as Servicer


                                        By: ____________________________________
                                        Name:
                                        Title:

                                    EXHIBIT 1
                                    ---------


                 FORM OF TRUST RECEIPT AND INITIAL CERTIFICATION


                                                 March [__], 2005


Trust Receipt #: ___


Original Principal Balance of the Mortgage Loans:$_________


Deutsche Bank National Trust Company           Financial Asset Securities Corp.
1761 East St. Andrew Place                     600 Steamboat Road
Santa Ana, California 92705-4934               Greenwich, Connecticut 08630
Attention: Trust Administration GC05S1

Select Portfolio Servicing, Inc.
P.O. Box 65428
Salt Lake City, Utah  84165-0428


                  Re: Custodial Agreement, dated as of February 1, 2005, among Deutsche Bank National Trust Company as the Trustee, Select Portfolio Servicing, Inc. as Servicer and J.P. Morgan Trust Company, National Association as the Custodian

Ladies and Gentlemen:

                  In accordance with the provisions of Section 3 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that it is holding the Mortgage Loans identified on the schedule attached hereto for the exclusive benefit of the Trustee pursuant to the terms and conditions of the Custodial Agreement, and it has received a Custodial File with respect to each such Mortgage Loan (other than any Mortgage Loan specifically identified on the exception report attached hereto) and that with respect to each such Mortgage Loan: (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (3) of the definition of "Mortgage Loan Schedule" in the Pooling and Servicing Agreement accurately reflects information set forth in the Custodial File.


                  The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of and custodian for the exclusive use and benefit of the Trustee pursuant to the terms of the Custodial Agreement.

                  Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.


                                        J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION
                                        (Custodian)


                                        By:___________________________
                                        Name:
                                        Title:

                                    EXHIBIT 2
                                    ---------


                           FORM OF FINAL CERTIFICATION


TRUST RECEIPT # ___

                                                              March __, 2005

Aggregate Amount of Mortgage Loans: _____

Original Principal Balance of Aggregate Mortgage Loans: __________

Deutsche Bank National Trust Company            Financial Asset Securities Corp.
1761 East St. Andrew Place                      600 Steamboat Road
Santa Ana, California 92705-4934                Greenwich, Connecticut 08630
Attention: Trust Administration GC05S1
Select Portfolio Servicing, Inc.
P.O. Box 65428 Salt Lake City, Utah 84165-0428


                  Re: Custodial Agreement, dated as of February 1, 2005, among Deutsche Bank National Trust Company as the Trustee, Select Portfolio Servicing, Inc. as Servicer and J.P. Morgan Trust Company, National Association as the Custodian
                           -----------------------------------------------------

Ladies and Gentlemen:


                  In accordance with the provisions of Section 4 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that
(i) all documents required to be delivered to it pursuant to Sections 2(i),
(ii), (iii), (iv) and (v) of the Custodial Agreement are in its possession and to the extent provided in the Custodial Files paragraph (v) of Section 2 of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1) and (3) of the definition of "Mortgage Loan Schedule" in the Pooling and Servicing Agreement accurately reflects information set forth in the Custodial File; and (iv) each Mortgage Note has been endorsed as provided in Section 2 of the Custodial Agreement and each Mortgage has been assigned in accordance with Section 2 of the Custodial Agreement. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Trustee pursuant to the terms and conditions of the Custodial Agreement.

                  Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.


                                        J.P. MORGAN TRSUT COMPANY, NATIONAL
                                        ASSOCIATION
                                        (Custodian)


                                        By:___________________________
                                        Name:
                                        Title:

                                    EXHIBIT 3
                                    ---------

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      J.P. Morgan Trust Company, National Association
         2220 Chemsearch Boulevard, Ste. 150
         Irving, Texas 75062
         Attn:   Inventory Control

                  Re: Custodial Agreement, dated as of February 1, 2005, among Deutsche Bank National Trust Company as the Trustee, Select Portfolio Servicing, Inc. as Servicer and J.P. Morgan Trust Company, National Association. as the Custodian
                           -----------------------------------------------------


                  In connection with the administration of the Mortgage Loans held by you as Custodian for the Trustee pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodial File for the Mortgage Loan described below, for the reason indicated.


MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:


REASON FOR REQUESTING DOCUMENTS (check one):

_______           1.       Mortgage Paid in Full

_______           2.       Foreclosure

_______           3.       Substitution

_______           4.       Other Liquidation (Repurchases, etc.)

_______           5.       Nonliquidation   Reason:___________________________

Address to which Custodian should
Deliver the Custodial File:        __________________________________________
                                   __________________________________________
                                   __________________________________________

                                           By:__________________________________
                                                       (authorized signer)

Issuer:____________________________
                                           Address:

                                           Date:________________________________
CUSTODIAN

J.P. Morgan Trust Company, National Association

Please acknowledge the execution of the above request by your signature and date below:


___________________________________                     ________________________
Signature                                               Date


Documents returned to Custodian:


___________________________________                     ________________________
Custodian                                               Date

                                    EXHIBIT 4
                                    ---------

                     AUTHORIZED REPRESENTATIVES OF SERVICER



NAME                                              SPECIMEN SIGNATURE
----                                              ------------------


___________________________________               ______________________________

___________________________________               ______________________________

___________________________________               ______________________________

___________________________________               ______________________________

___________________________________               ______________________________

                                    EXHIBIT 5
                                    ---------

                      AUTHORIZED REPRESENTATIVES OF TRUSTEE



NAME                                              SPECIMEN SIGNATURE
----                                              ------------------

___________________________________               ______________________________

___________________________________               ______________________________

___________________________________               ______________________________

___________________________________               ______________________________

___________________________________               ______________________________

                                    EXHIBIT 6
                                    ---------


                     AUTHORIZED REPRESENTATIVES OF CUSTODIAN


NAME                                              SPECIMEN SIGNATURE
----                                              ------------------


___________________________________               ______________________________

___________________________________               ______________________________

___________________________________               ______________________________

___________________________________               ______________________________

___________________________________               ______________________________

                                    EXHIBIT 7
                                    ---------

                           SCHEDULE OF MORTGAGE LOANS

                                    EXHIBIT 8
                                    ---------

                                  FEE SCHEDULE

                                CUSTODY SERVICES

                                       FOR

                           GREENWICH CAPITAL PARTNERS

                                SOUNDVIEW 2005-1


I.         DOCUMENT MANAGEMENT FEES:


CUSTODIAL  FEES


   o   MONTHLY SAFEKEEPING/MAINTENANCE                       $.20 CENTS PER FILE
   o   DEPOSITS/TRAILING DOCUMENTS                           $1.25 PER DOCUMENT
   o   RESEARCH/PHOTOCOPIES/FAXES                            $0.50 PERPAGE
   o   FILE REVIEW                                           $3.50 PER FILE
   o   FILE RELEASES (MANUAL)                                $5.00 PER FILE
   o   FILE RELEASES (ELECTRONIC)                            $1.50 PER FILE
   o   REINSTATEMENT - PRIVATE                               $3.00 PER FILE
   o   POOLING FEE, IF NEEDED (IN ADDITION TO FILE REVIEW)   $1.25 PER FILE
   o   SATISFACTIONS/EXECUTION OF DOCUMENTS/NOTARY           $3.00 PER FILE
   o   STAMPED ENDORSEMENTS                                  $1.00 PER FILE
   o   RECORDATION OF ASSIGNMENTS (IF NEEDED)                AT COST
   o   RESEARCH/PHOTOCOPIES/FAXES                            $1.00/PAGE
   o   SPECIAL PROGRAMMING REQUESTS                          $250 PER HOUR
   o   AUDITOR'S DUE DILIGENCE                               $150 PER DAY PLUS
                                                             $2.00/FILE


   PRICING IS BASED ON THE FOLLOWING ASSUMPTIONS:

   1.    All shipping costs will be billed to the client.
   2. All files will be box shipped in file folders and clearly labeled; and files will be accompanied by an inventory list.
   3. The certification process will be performed by JPMorgan Chase in Irving, Texas.
   4. Standard exception reports will be provided; additional reporting requirements may be customized and may be billed separately.
   5. JPMorgan Chase does not prepare or record assignments; we employ a third party to handle this function. 6. Safekeeping charges are based on our holding standard documents included in the certification and initial loan deposit process.
   7. All out-of-pocket expenses including (but not limited to) postage, messenger services, temporary services help, express mail charges, notary fees, endorsement stamps, telephone/telegraph expenses, will be billed to the client at cost.
   8. To the extent that outsiders, such as auditors, accountants, etc., enter our facilities to review mortgage loan files, a minimum fee of $500.00 per day will be charged to provide them with space in which to work. In the event that the number of individuals exceeds five, we will charge an additional $100.00 per person, per day. Costs to support their activities such as secretarial assistance, mail and other customary out-of-pocket expenses will be billed for at cost.
   9. Should we receive any information in tape format, we reserve the right to charge a nonrecurring fee to reformat the tape. We reserve the right to charge $250 per hour for items requiring extensive reprogramming.
   10. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, we will ask for information that will allow us to identify you.
   11. Additional expenses including (but not limited to) legal, travel and lodging expenses will be billed at cost.

JPMorgan Chase reserves the right to quote fees for services required of it that are not specifically addressed herein or in the relevant transaction documents.


ACCEPTANCE OF THIS BUSINESS AND FEES ARE BASED UPON OUR CURRENT UNDERSTANDING OF THE ROLE OF TRUSTEE AND/OR CUSTODIAN. THIS PROPOSAL IS MADE SUBJECT TO THE LEGAL REVIEW OF DOCUMENTS AND INTERNAL APPROVALS. ALSO NOTE THAT THIS PRICING IS INDICATIVE ONLY AND IS SUBJECT TO CHANGE.


TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT.


WHEN YOU OPEN AN ACCOUNT, WE WILL ASK FOR INFORMATION THAT WILL ALLOW US TO IDENTIFY YOU.


                                                  MARCH 10TH, 2005

                                                            Agreed and Accepted:


                                    NAME:_______________________________________



                                    TITLE:______________________________________



                                    PLEASE SIGN AND RETURN TO JPMORGAN CHASE AT:

                                                    4 NEW YORK PLAZA, FLOOR 13TH

                                                        NEW YORK, NEW YORK 10001

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

         Personally appeared before me the undersigned authority to administer oaths, __________________ who first being duly sworn deposes and says: Deponent is __________________________ of ____________________________, successor by merger to _________________________ ("Seller") and who has personal knowledge of the facts set out in this affidavit.

On ____________________________, _______________________________ did execute and deliver a promissory note in the principal amount of $____________________.

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of Soundview Home Loan Trust 2005-1, Asset-Backed Certificates Series 2005-1, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify Deutsche Bank National Trust Company and Financial Asset Securities Corp. harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:      _______________________
         _______________________

STATE OF                        )
                                )   SS:
COUNTY OF                       )
         On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this _________ day of 20__.

____________________________
____________________________
My commission expires __________________________.

                                    EXHIBIT I

                        FORM OF LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [NAME OF MORTGAGEE, ASSIGNEE OR LAST ENDORSEE, AS APPLICABLE], [a ___________________ corporation][a national banking organization], having its principal place of business at __________________________, (the "Undersigned"), pursuant to that Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among Financial Asset Securities Corp. (the "Owner"), Deutsche Bank National Trust Company and Select Portfolio Servicing, Inc. ("SPS"), hereby constitutes and appoints SPS, by and through SPS's officers, the Undersigned's true and lawful Attorney-in-Fact, in the Undersigned's name, place and stead, as their interests may appear, and for the Undersigned's respective benefit, in connection with all Mortgage Loans serviced by SPS pursuant to the Pooling and Servicing Agreement, for the purpose of performing all acts and executing all documents in the name of the Undersigned as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages, deeds of trust or security instrument (each a "Mortgage" or a "Deed of Trust" respectively) and promissory notes secured thereby (each a "Mortgage Note") for which the Undersigned is acting as Servicer pursuant to the Pooling and Servicing Agreement (whether the Undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) all subject to the terms of the related Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a governmental agency or authority thereunder with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfaction/release, partial reconveyances or the execution of requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4. The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a) the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;
b) the preparation and issuance of statements of breach or non-performance;
c) the preparation and filing of notices of default and/or notices of sale;
d) the cancellation/rescission of notices of default and/or notices of sale;
e) the taking of a deed in lieu of foreclosure; and
f) the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e) above.

9. The full assignment of a Mortgage or Deed of Trust upon sale of a loan pursuant to a mortgage loan sale agreement for the sale of a loan or pool of loans, including, without limitation, the assignment of the related Mortgage Note.

The Undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney, each subject to the terms and conditions set forth in the related Pooling and Servicing Agreement and in accordance with the standard of care applicable to servicers in the Pooling and Servicing Agreement as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof. This Limited Power of Attorney shall be effective as of [SERVICING TRANSFER EFFECTIVE DATE].

Nothing contained herein shall (i) limit in any manner any indemnification provided by SPS to the Owner under the Pooling and Servicing Agreement, or (ii) be construed to grant SPS the power to initiate or defend any suit, litigation or proceeding in the name of the Undersigned except as specifically provided for herein or under the Pooling and Servicing Agreement.

The Owner hereby agrees to indemnify and hold the Undersigned and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by SPS of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Pooling and Servicing Agreement or the earlier resignation or removal of the Undersigned under the Pooling and Servicing Agreement.

Any third party without actual notice of fact to the contrary may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned, and such third party put on notice thereof. This Limited Power of Attorney shall be in addition to and shall not revoke or in any way limit the authority granted by any previous power of attorney executed by the Undersigned.

IN WITNESS WHEREOF, ____________________ pursuant to the Pooling and Servicing Agreement, has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ______________________, its duly elected and authorized _________________________ this ___ day of _________________, 2004.

By:_____________________________________
Name:   ______________________
Title:  ___________________________

Acknowledged and Agreed
SELECT PORTFOLIO SERVICING, INC.

By:_________________________
Name:
Title:

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                [DATE]


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company

                  Re:      Soundview Home Loan Trust 2005-1,
                           Asset-Backed Certificates Series 2005-1
                           ---------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                          Very truly yours,

                                          [NAME OF TRANSFEREE]

                                          By: _________________________________
                                                   Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                                              [DATE]


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California  92705-4934

                  Re:      Soundview Home Loan Trust 2005-1,
                           Asset-Backed Certificates Series 2005-1
                           ---------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                           Very truly yours,

                                           [NAME OF TRANSFEREE]

                                           By: ________________________________
                                                    Authorized Officer

                                                            ANNEX 1 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------


          [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                  _________ CORPORATION, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  _________ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  _________ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.


-----------------------------
1          Buyer must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  _________ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                  _________ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  _________ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  _________ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                  _________ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  _________ BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                          ______________________________________
                                                    Print Name of Buyer


                                          By: __________________________________
                                          Name:
                                          Title:


                                          Date: ________________________________

                                                            ANNEX 2 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  _________ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  _________ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                           _____________________________________
                                           Print Name of Buyer or Adviser


                                           By: _________________________________
                                           Name:
                                           Title:


                                           IF AN ADVISER:


                                           _____________________________________
                                           Print Name of Buyer


                                           Date: _______________________________

                                    EXHIBIT K

              FORM OF TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATES
                           PURSUANT TO SECTION 5.02(D)

                        SOUNDVIEW HOME LOAN TRUST 2005-1
                    ASSET-BACKED CERTIFICATES, SERIES 2005-1

STATE OF                      )
                              )   ss:
COUNTY OF                     )

                  The undersigned, being first duly sworn, deposes and says as follows:

                  1. The undersigned is an officer of, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "CERTIFICATE") issued pursuant to the Pooling and Servicing Agreement dated as of February 1, 2005 (the "AGREEMENT"), among Financial Asset Securities Corp., as depositor (the "DEPOSITOR"), Select Portfolio Servicing, Inc., as servicer (the "SERVICER") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

                  2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

                  3. The Transferee has been advised of, and understands that
(i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

                  4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

                  5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

                  6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a "TRANSFEROR Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

                  7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

                  8. The Transferee's taxpayer identification number is
___________.

                  9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

                  10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

                  12. Check one of the following:

                  /__/ The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

                  (i) the present value of any consideration given to the Transferee to acquire such Certificate;

                  (ii) the present value of the expected future distributions on such Certificate; and

                  (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

                  For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

                  /__/   The transfer of the Certificate complies with U.S.
Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

                  (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations
                           Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                  (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and
                           Section 1.860E-1(c)(5) of the U.S. Treasury
                           Regulations; and

                  (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

                    /__/ None of the above.

                  13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20 .


                                        [NAME OF TRANSFEREE]


                                        By: ____________________________________
                                            Name:
                                            Title:

[Corporate Seal]

ATTEST:



____________________________________
[Assistant] Secretary

                  Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

                  Subscribed and sworn before me this ____ day of _________, 20__.



                                        ________________________________________
                                                      NOTARY PUBLIC

                                        My Commission expires the __ day
                                        of _________, 20__

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                               [DATE]


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Re:      Soundview Home Loan Trust 2005-1,
                           Asset-Backed Certificates Series 2005-1
                           ---------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

                                        Very truly yours,

                                        TRANSFEROR

                                        By: ___________________________________
                                        Name:
                                        Title:

                                    EXHIBIT M

                       FORM OF ERISA REPRESENTATION LETTER

                                                 _____________, 20__



Financial Asset Securities Corp.           Deutsche Bank National Trust Company
600 Steamboat Road                         1761 East St. Andrew Place
Greenwich, Connecticut 06830               Santa Ana, California  92705-4934

                  Re:      Soundview Home Loan Trust 2005-1,
                           Asset-Backed Certificates Series 2005-1
                           ---------------------------------------

Dear Sirs:

                  _______________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial Certificate
Principal Balance Soundview Home Loan Trust 2005-1, Asset-Backed Certificates Series 2005-1, Class [C][P][R[-X]] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of February 1, 2005 among Financial Asset Securities Corp. as depositor (the "Depositor"), Select Portfolio Servicing, Inc. as servicer (the "Servicer") and Deutsche Bank National Trust Company as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Servicer the following:

                  The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101.

                                        Very truly yours,

                                        [Transferee]

                                        By:______________________________
                                        Name:
                                        Title:

                                   EXHIBIT N-1

        FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

                  Re: Soundview Home Loan Trust, Series 2005-1 Asset Backed Certificates, Series 2005-1
                           ----------------------------------------

                  I, [identify the certifying individual], certify that:

                  l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing Distribution Date reports filed in respect of periods included in the year covered by this annual report, of Financial Asset Securities Corp. (the "Registrant");

                  2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement is included in these reports;

                  4. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. I have disclosed to the Registrant's certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated February 1, 2005 (the "Pooling and Servicing Agreement"), among the Registrant as Depositor, Select Portfolio Servicing, Inc. as servicer and Deutsche Bank National Trust Company as trustee.
                                        FINANCIAL ASSET SECURITIES CORP.


                                        By:______________________________
                                        Name:
                                        Title:
                                        Date:



                                      N-1-1

                                   EXHIBIT N-2

                            FORM CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE TRUSTEE

                  Re: Soundview Home Loan Trust 2005-1 (the "Trust") Asset-Backed Certificates, Series 2005-1
                           ----------------------------------------------

                  I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee of the Trust, hereby certify to Financial Asset Securities Corp. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

                  2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

                  3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated February 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Select Portfolio Servicing, Inc. as servicer and Deutsche Bank National Trust Company as trustee.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                       as Trustee


                                       By:______________________________
                                       Name:
                                       Title:
                                       Date:



                                      N-2-1

                                   EXHIBIT N-3

                            FORM CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE SERVICER

                  Re:  Soundview Home Loan Trust, Series 2005-1
                       Asset Backed Certificates, Series 2005-1
                       ----------------------------------------

                  I, [identify the certifying individual], certify to Financial Asset Securities Corp. (the "Depositor"), the Trustee and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the information provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement and information correctly derived by the Trustee from such information and included in the annual report on Form 10-K for the fiscal year [___] and on all reports on Form 8-K filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the Trust Fund (the "Servicing Information");

                  2. Based on my knowledge, the Servicing Information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

                  3. Based on my knowledge, the Servicing Information is correct;

                  4. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed to the Depositor and the Trustee, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. I have disclosed to the Servicer's certified public accountants and the Depositor all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.



                                      N-3-1

         Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated February 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Select Portfolio Servicing, Inc. as servicer and Deutsche Bank National Trust Company as trustee.

                                        SELECT PORTFOLIO SERVICING, INC.


                                        By:______________________________
                                        Name:
                                        Title:
                                        Date:



                                      N-3-2

                                    EXHIBIT O

                              FORM OF CAP CONTRACT

                             Available Upon Request

                                    EXHIBIT P

                    FORM OF ANNUAL STATEMENT AS TO COMPLIANCE

___________________ Trust, Series 200_-___
_______________ Pass-Through Certificates

                  I, _____________________, hereby certify that I am a duly appointed __________________________ of _______________________________ (the
"[Servicer]"), and further certify as follows:

                  1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of ____________, _____ (the "Agreement"), among ______________________, as depositor, the [Servicer], as [servicer] and ________________, as trustee.

                  2. I have reviewed the activities of the [Servicer] during the preceding year and the [Servicer's] performance under the Agreement and to the best of my knowledge, based on such review, the [Servicer] has fulfilled all of its obligations under the Agreement throughout the year.

                  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

Dated: _________________

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.


                                                By:_____________________________
                                                Name:
                                                Title:


                  I, _________________________, a (an) __________________ of the
[Servicer], hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the [Servicer] and that the signature appearing above is his/her genuine signature.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.


                                                By:_____________________________
                                                Name:
                                                Title:

                                    EXHIBIT Q

                             FORM OF ADDITION NOTICE

                                                       [Date]
Deutsche Bank National Trust Company
1761 East Saint Andrew Place
Santa Ana, California 92705

         Re: Pooling and Servicing Agreement dated as of February 1, 2005 among Financial Asset Securities Corp., as Depositor, Select Portfolio Servicing, Inc., as Servicer and Deutsche Bank National Trust Company, as Trustee

Ladies and Gentlemen:

         Pursuant to Section 2.08 of the referenced Pooling and Servicing Agreement, Financial Asset Securities Corp. has designated Subsequent Mortgage Loans to be sold to the Trust on __________, 2005, with an aggregate principal balance of $ . Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                        Very truly yours,

                                        FINANCIAL ASSET SECURITIES CORP.

                                        By: ___________________________________
                                        Name:
                                        Title:


Acknowledged and Agreed:
DEUTSCHE BANK NATIONAL TRUST COMPANY as trustee


By: ____________________________________________
    Name:
    Title:

                                    EXHIBIT R

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

         Pursuant to this Subsequent Transfer Instrument, dated ________, 2005 (the "Instrument"), between Financial Asset Securities Corp. as seller (the "Depositor"), and Deutsche Bank National Trust Company as trustee of the Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Select Portfolio Servicing, Inc. as servicer and the Trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee in trust, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         Section 1.        CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

         (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Assignment Agreement, dated the date hereof, between the Depositor as purchaser and the Servicer as seller, to the extent of the Subsequent Mortgage Loans.

         (c) Additional terms of the sale are set forth on Attachment A hereto.

         Section 2.        REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

         (a) The Depositor hereby confirms that each of the conditions and the representations and warranties set forth in Section 2.08 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

         (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

         Section 3.        RECORDATION OF INSTRUMENT.

         To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

         Section 4.        GOVERNING LAW.

         This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

         Section 5.        COUNTERPARTS.

         This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

         Section 6.        SUCCESSORS AND ASSIGNS.

         This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                        FINANCIAL ASSET SECURITIES CORP.


                                        By: ___________________________________
                                        Name:
                                        Title:



                                        DEUTSCHE BANK NATIONAL TRUST
                                        COMPANY, as Trustee for Soundview Home
                                        Loan Trust 2005-1, Asset-Backed
                                        Certificates, Series 2005-1


                                        By: ___________________________________
                                        Name:
                                        Title:


ATTACHMENTS
-----------
A.  Additional terms of sale.
B.  Schedule of Subsequent Mortgage Loans.

                                   SCHEDULE I

                           PREPAYMENT CHARGE SCHEDULE

                             Available Upon Request



                                  Schedule I-1